The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-281757
 333-281757-01
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 18, 2025
PROSPECTUS SUPPLEMENT
(To prospectus dated November 13, 2025)
GXO Logistics Capital B.V.
(incorporated as a private company with limited liability in the Netherlands with its statutory seat in Amsterdam, the Netherlands)
€
€    % NOTES DUE 20
Fully and Unconditionally Guaranteed by
GXO Logistics, Inc.
GXO Logistics Capital B.V. (the “Issuer” or “GXO Capital”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, is offering one series of notes consisting of €      aggregate principal amount of its    % notes due 20   (the “20   Notes” or the “Notes”).
The 20   Notes will accrue interest at a rate of    % per year and mature on       , 20   . Interest on the Notes will be payable annually in arrears on      and      of each year, beginning on      , 20  .
The Notes will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis by GXO Logistics, Inc. (“GXO” and GXO’s guarantee of the Notes, the “Parent Guarantee”).
The Notes and the Parent Guarantee will be unsecured, unsubordinated obligations of the Issuer and GXO, respectively, and will rank equally in right of payment with all of the Issuer’s and GXO’s respective existing and future unsecured, unsubordinated indebtedness.
GXO and the Issuer intend to use the net proceeds from the sale of the Notes (i) to fund the redemption, repayment, prepayment or satisfaction and discharge or other payment in satisfaction of indebtedness of GXO and its subsidiaries, (ii) to pay fees and expenses in respect of the foregoing, and (iii) for general corporate purposes.
The Issuer may redeem the Notes at its option, either in whole or in part, at any time or from time to time, at redemption prices described in this prospectus supplement under the caption “Description of Notes — Optional Redemption.” In addition, the Issuer may redeem the Notes at its option, in whole but not in part, at any time in the event of certain developments affecting the laws of a Taxing Jurisdiction (as defined herein) as described in this prospectus supplement under the caption “Description of Notes —  Redemption for Tax Reasons.”
The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
The Notes constitute a new issue of securities for which there is no established trading market. The Issuer intends to apply to list the Notes on the New York Stock Exchange (the “NYSE”). The listing application will be subject to approval by the NYSE. If such a listing is obtained, the Issuer has no obligation to maintain it, and the Issuer may delist the Notes at any time. Currently, there is no public market for the Notes.
For a more detailed description of the Notes, see “Description of Notes” beginning on page S-19.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-9 to read about factors you should consider before buying the Notes.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per 20 Note	Total
Public offering price(1)	%	€
Underwriting discounts	%	€
Proceeds to the Issuer (before expenses)(1)	%	€

(1)
Plus accrued and unpaid interest from      , 2025 to the date of delivery.

The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) on or about      , 2025, which will be the   business day following the date of this prospectus supplement (such settlement being referred to as “T+   ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the Notes initially settle in T+   , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of such Notes who wish to trade Notes prior to the date of delivery should consult their advisors.

Joint Book-Running Managers
Barclays	Deutsche Bank	Goldman Sachs & Co. LLC
The date of this prospectus supplement is November   , 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
GXO and GXO Capital provide information to you about the Notes in two separate documents: (1) this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus, and (2) the accompanying prospectus, which provides general information about securities GXO or GXO Capital may offer from time to time, including securities other than the Notes being offered by this prospectus supplement. Generally, references to this document refer to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about GXO and GXO Capital and other information you should know before investing in the Notes. The accompanying prospectus gives more general information, some of which may not apply to the Notes offered by this prospectus supplement and the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find More Information” in this prospectus supplement.
GXO and GXO Capital have not, and the underwriters have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by GXO or GXO Capital. GXO and GXO Capital and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. GXO and GXO Capital are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein or that is contained in any free writing prospectus issued by GXO or GXO Capital is accurate only as of their respective dates. The business, financial condition, results of operations and prospects of GXO and GXO Capital may have changed since those dates.
In this prospectus supplement, unless the context otherwise requires or unless expressly stated otherwise, all references to the “Company,” “GXO,” “GXO Logistics,” “we,” “us” and “our” mean GXO Logistics, Inc., a Delaware corporation, and all references to the “Issuer” and “GXO Capital” mean GXO Logistics Capital B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) at Eindhoven, the Netherlands, its registered office at Achtseweg Noord 27, 5651 GG Eindhoven, The Netherlands and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under number 98594087. In this prospectus supplement, except where otherwise indicated, references to (a) “dollars” or “$” are to the lawful currency of the United States and (b) “euro” or “€” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.
As permitted under Rule 3-10(a) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), neither this prospectus supplement nor the accompanying prospectus contains separate financial statements for GXO Capital because the Notes of GXO Capital offered hereby are debt securities; GXO provides a full and unconditional guarantee of GXO Capital’s obligations under the notes, and no other subsidiary of GXO will guarantee the notes; GXO Capital is an indirect subsidiary of GXO that is 100% owned by GXO; GXO files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and GXO has provided disclosures required by Rule 13-01(a) of Regulation S-X under the Securities Act (“Rule 13-01(a)”).

FORWARD-LOOKING STATEMENTS
This prospectus supplement and other materials GXO and GXO Capital have filed or will file with the SEC contain or incorporate statements which constitute written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances.
Factors (including risks, uncertainties and assumptions) that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our respective customers’ demands; our ability to successfully integrate and realize anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the acquisition of Wincanton plc, which was subsequently converted to a UK limited company (“Wincanton”); acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage its subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize its employees; risks associated with defined benefit plans for our current and former employees; our ability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fluctuations in customer confidence and spending; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to our reputation; a material disruption of our operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of our customers; the impact of potential cyber-attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully; our ability to achieve Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.
All forward-looking statements set forth in this prospectus supplement are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this prospectus supplement speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

NOTICE TO INVESTORS
IN CONNECTION WITH THE ISSUE OF THE NOTES, BARCLAYS BANK PLC (THE “STABILIZATION MANAGER”) (OR PERSONS ACTING ON BEHALF OF THE STABILIZATION MANAGER), MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT WILL BE CONDUCTED BY THE STABILIZATION MANAGER IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.
ANY OF THESE ACTIVITIES MAY HAVE THE EFFECT OF PREVENTING OR RETARDING A DECLINE IN THE MARKET PRICE OF THE NOTES. THEY MAY ALSO CAUSE THE PRICE OF THE NOTES TO BE HIGHER THAN THE PRICE THAT OTHERWISE WOULD EXIST IN THE OPEN MARKET IN THE ABSENCE OF THESE TRANSACTIONS. THE UNDERWRITERS MAY CONDUCT THESE TRANSACTIONS IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. IF THE UNDERWRITERS COMMENCE ANY OF THESE TRANSACTIONS, THEY MAY DISCONTINUE THEM AT ANY TIME.
The distribution of this prospectus supplement and accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA
Important — PRIIPs Regulation / Prohibition of Sales to EEA Retail Investors.   The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purpose of the Prospectus Regulation.
MIFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM
Important — UK PRIIPs Regulation / Prohibition of Sales to UK Retail Investors.   The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the UK, the Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Notes are not being offered to the public in the UK.
UK MIFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement. This summary is not complete and may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus supplement or incorporated by reference into this prospectus supplement, before making an investment decision.
GXO Logistics, Inc.
GXO Logistics, Inc., together with its subsidiaries, is the largest pure-play contract logistics provider in the world and a foremost innovator in the industry. We provide our customers with high-value-added warehousing and distribution, order fulfillment, e-commerce, reverse logistics and other supply chain services differentiated by our ability to deliver technology-enabled, customized solutions at scale. Our customers rely on us to move their goods, with high efficiency through their supply chains — from the moment goods arrive at our warehouses through fulfillment and distribution, and the management of returned products. Our customer base includes many blue-chip leaders in sectors that demonstrate high growth and/or durable demand, with significant growth potential through customer outsourcing of logistics services.
Our principal executive offices are located at Two American Lane, Greenwich, Connecticut 06831. Our telephone number is (203) 489-1287. We maintain a website at www.gxo.com where general information about the Company is available. The contents of our website are not incorporated by reference into this prospectus supplement and our website address is included as an inactive textual reference only. For further information regarding GXO, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”
GXO Logistics Capital B.V.
GXO Logistics Capital B.V. was incorporated on October 15, 2025 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, having its corporate seat in Eindhoven and its registered office is located at Achtseweg Noord 27, 5651 GG Eindhoven, the Netherlands. GXO Capital is registered with the trade register of the Dutch Chamber of Commerce in the Netherlands under number 98594087, and is an indirect wholly-owned finance subsidiary of GXO. GXO Capital’s telephone number is +31 88 588 13 14.
Recent Developments
Pending Contribution of Certain Assets
On November 7, 2025, GXO and GXO Capital entered into a binding agreement pursuant to which GXO will, or will cause certain of its subsidiaries to, contribute or otherwise transfer the equity interests in GXO Logistics Holdings UK Unlimited to GXO Capital (the “GXO UK Contribution”) on or prior to the date that is six months after the closing date of the offering of the Notes. GXO intends to, or to cause certain of its subsidiaries to, contribute or otherwise transfer the equity interests in Wincanton to GXO Capital at or about the same time that it completes the GXO UK Contribution, subject to the receipt of required regulatory approvals.
Guarantee of Obligations of GXO
GXO and GXO Capital anticipate that substantially simultaneously with the closing of the offering of the Notes, GXO Capital will agree to fully and unconditionally guarantee the obligations of GXO in respect of its outstanding debt for borrowed money under (1) that certain Credit Agreement, dated as of March 29, 2024, among GXO, the guarantors from time to time party thereto, the institutions from time to time party thereto as lenders and Bank of America, N.A., as Administrative Agent and an Issuing Lender, (2) that certain 5-Year Term Loan Credit Agreement, dated as of May 25, 2022, among GXO, the lenders from time to time party thereto, and Barclays Bank PLC, as administrative agent, (3) GXO’s 1.650% Notes due 2026 and 2.650% Notes due 2031, each issued pursuant to the Indenture, dated as of July 2, 2021 (the “GXO base indenture”), between GXO and Computershare Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture thereto, dated as of July 2, 2021 and (4) GXO’s 6.250% Notes due 2029 and 6.500% Notes due 2034, each issued pursuant to the GXO base indenture, as supplemented by the Second Supplemental Indenture thereto, dated as of May 6, 2024.

THE OFFERING
The summary below describes the principal terms of the Notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. As used in this section, the terms the “Issuer,” “we,” “us” or “our” refer only to GXO Logistics Capital B.V. and not to any of its subsidiaries. As used in this section, the term “GXO” refers only to GXO Logistics, Inc. and not to any of its subsidiaries. You should carefully review the “Description of Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes.
Issuer
GXO Logistics Capital B.V.
Guarantor
GXO Logistics, Inc.
Securities Offered
€      million aggregate principal amount of    % notes due 20   .
Interest Rate on the Notes
      % for the 20  Notes.
Interest Payment Dates
Annually in arrears on       and       of each year, beginning       , 20  .
Maturity Dates
       , 20  for the 20  Notes.
Guarantee
GXO will fully and unconditionally guarantee to each holder of the Notes and to the Trustee (as defined below) the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of GXO Capital under the indenture (as defined below in “Description of Notes”) and the Notes, whether for payment of principal of, or interest on or premium, if any, on, the Notes and all other monetary obligations of GXO Capital under the indenture and the Notes (GXO’s guarantee of the Notes, the “Parent Guarantee”). The Notes will not be guaranteed by any of GXO’s or the Issuer’s subsidiaries. See “Description of GXO Capital Debt Securities — Parent Guarantee.”
Currency of Payment
Payments of principal and interest, if any, in respect of the Notes or the Parent Guarantee, as applicable, will be payable in euros. If the euro is unavailable to the Issuer or GXO due to the imposition of exchange controls or other circumstances beyond the Issuer’s or GXO’s control, then all payments in respect of the Notes or Parent Guarantee, as applicable, will be made in U.S. dollars until the euro is again available to the Issuer or GXO or so used. See “Description of the Notes — Issuance in Euro.”
Optional Redemption
Prior to       (       months prior to maturity of the Notes), (the “Par Call Date”), we may redeem all or a portion of the Notes pursuant to a “make-whole” call, plus accrued and unpaid interest to, but excluding, the redemption date. If the redemption date of the Notes is on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date.
See “Description of Notes — Optional Redemption.”

Ranking
The Notes will be the Issuer’s unsecured and unsubordinated obligations and will:
•
rank equally in right of payment with all of the Issuer’s other unsecured and unsubordinated obligations;

•
be structurally subordinated to all liabilities of the Issuer’s subsidiaries; and

•
be effectively junior to all of the Issuer’s secured indebtedness to the extent of the value of the assets securing such indebtedness.

The Parent Guarantee will be GXO’s unsecured and unsubordinated obligation and will:
•
rank equally in right of payment with all of GXO’s other unsecured and unsubordinated obligations;

•
be structurally subordinated to all liabilities of GXO’s subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer); and

•
be effectively junior to all of GXO’s secured indebtedness to the extent of the value of the assets securing such indebtedness.

Redemption for Tax Reasons
We may redeem the Notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date, at any time in the event of certain changes affecting the laws of a Taxing Jurisdiction (as defined below in “Description of Notes — Additional Amounts”) as described below in “Description of Notes — Redemption for Tax Reasons.”
Additional Amounts
Subject to certain exceptions and limitations, we will pay to certain beneficial owners of Additional Amounts (as defined below in “Description of Notes — Additional Amounts”) in the event that withholding or deduction for certain taxes is required under the laws of a Taxing Jurisdiction (as defined below in “Description of Notes — Additional Amounts”) with respect to payments on the Notes, as described below in “Description of Notes — Additional Amounts.”
Use of Proceeds
GXO and the Issuer intend to use the net proceeds from the sale of the Notes (i) to fund the redemption, repayment, prepayment or satisfaction and discharge or other payment in satisfaction of indebtedness of GXO and its subsidiaries, (ii) to pay fees and expenses in respect of the foregoing, and (iii) for general corporate purposes. See “Use of Proceeds.”
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their affiliates serve as joint lead arranger, joint bookrunner, co-syndication agent and/or lenders under the GXO Revolving Credit Facility, and/or hold a portion of the 1.650% Notes (each as defined herein), and may receive a portion of the net proceeds from this offering that may be used to redeem, repurchase, satisfy and discharge, prepay or otherwise retire, as the case may be, our indebtedness under existing or future debt agreements.
Change of Control
If a change of control repurchase event (as described in the section entitled “Description of Notes — Purchase of Notes upon a Change of Control Repurchase Event”) occurs with respect to the Notes, we will be required to make an offer to each holder of the applicable Notes to repurchase all or any part (in excess of €100,000 and in integral multiples of €1,000) of that holder’s Notes, at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes plus any accrued and unpaid interest on the

Notes repurchased to, but excluding, the date of repurchase. See “Description of Notes — Purchase of Notes upon a Change of Control Repurchase Event.”
Certain Covenants
The indenture (as defined below) will include covenants that will, among other things, limit GXO’s ability and the ability of GXO’s Domestic Subsidiaries (as defined below in “Description of Notes — Certain Definitions”) to create, incur, issue, assume or guarantee any debt for borrowed money secured by any lien, security interest, pledge, mortgage, conditional sale or other title retention agreement or other similar encumbrance on any Principal Properties (as defined below in “Description of Debt Securities — Certain Definitions” in the accompanying prospectus) and will limit GXO’s and the Issuer’s ability to consolidate with or merge into another person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of GXO’s or the Issuer’s property or assets to any other person. These covenants will be subject to a number of important qualifications and limitations. See “Description of Notes.”
Trustee
Computershare Trust Company, N.A.
Securities Registrar and Paying Agent
U.S. Bank Europe DAC will initially act as paying agent (the “Paying Agent”) and U.S. Bank Trust Company, National Association will initially act as transfer agent and registrar for the Notes. The Issuer may change the paying agent, transfer agent or registrar without prior notice to Holders, and GXO or any of its Subsidiaries may also act in any such capacity from time to time.
Persons in the United Kingdom paying interest to, or receiving interest on behalf of, another person may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or the person entitled to the interest. In certain circumstances, such information may be exchanged with tax authorities in other countries.
Form and Denominations
The Notes will be book-entry only and registered in the name of a nominee of a Common Depositary. Investors may elect to hold interests in the Notes through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems.
Risk Factors
You should carefully consider the information set forth herein under “Risk Factors” and the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference before deciding whether to purchase the Notes.
Listing and Trading
The Notes constitute a new issue of securities for which there is no established trading market. GXO and GXO Capital have applied to list the Notes on the NYSE. Neither GXO Capital nor GXO has an obligation to maintain such listing, and the Notes may be delisted at any time. Neither we nor GXO can provide you with any assurance regarding the liquidity of any trading market for the Notes that develops, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes.
Governing Law
The Notes, the indenture and the Parent Guarantee will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS
You should carefully consider the following risks and other information in this prospectus supplement and the accompanying prospectus before investing in the Notes. Any of the following risks and uncertainties could materially adversely affect GXO’s and its subsidiaries’ business, financial condition or results of operations. In this “Risk Factors” section, “GXO,” refers to GXO Logistics, Inc. and not to any of its subsidiaries, and the “Issuer” or “GXO Capital,” refers to GXO Logistics Capital B.V. and not to any of its subsidiaries, and references to “we,” us or our refers to GXO and its subsidiaries, including the Issuer.
Risks Relating to Our Business
For a discussion of the risks related to our business you should carefully consider the risks, uncertainties and assumptions discussed under “Part I — Item 1A. Risk Factors” in GXO’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”
Risks Related to this Offering
We have substantial debt obligations that could restrict our operations and prevent GXO and GXO Capital from fulfilling their respective obligations under the Parent Guarantee and the Notes, respectively.
As of September 30, 2025, GXO had approximately $2.3 billion unsecured, unsubordinated indebtedness outstanding and $799 million of undrawn commitments under certain Credit Agreement, dated as of March 29, 2024, among GXO, the guarantors from time to time party thereto, the institutions from time to time party thereto as lenders and Bank of America, N.A., as Administrative Agent and an Issuing Lender (the “GXO Revolving Credit Facility”) (after considering $1 million of letters of credit outstanding thereunder as of such date) and $0.8 billion of other liabilities. See “Capitalization.”
We may also incur additional indebtedness in the future. Our substantial existing indebtedness and any incurrence of additional indebtedness in the future could have adverse consequences, including:
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making it more difficult for us to satisfy our financial obligations, including the Issuer’s obligations with respect to the Notes;

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increasing our vulnerability to adverse economic, regulatory and industry conditions, and placing us at a disadvantage compared to our competitors that are less leveraged;

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limiting our ability to compete and our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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limiting our ability to borrow additional funds for working capital, capital expenditures, acquisitions and general corporate or other purposes; and

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exposing us to greater interest rate risk to the extent that the interest rate on the applicable borrowings is variable.

Our debt service obligations will require us to use a portion of our operating cash flow to pay interest and principal on indebtedness instead of for other corporate purposes, including funding the future expansion of our business and ongoing capital expenditures, which could impede our growth. If our operating cash flow and capital resources are insufficient to service our debt obligations, including the Issuer’s obligations in respect of the Notes, we may be forced to sell assets, seek additional equity or debt financing or restructure our debt, which could harm our long-term business prospects. Our failure to comply with the terms of any existing or future indebtedness could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt, including, in the case of the Issuer, the Notes.
Our ability to make payments on, and to refinance, our indebtedness, including, in the case of the Issuer, the Notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control.
Our business may not generate sufficient cash flow from operations, and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including, in the case of the Issuer, the Notes, or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness, including, in the case of the Issuer, the Notes, on or before maturity. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
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our financial condition at the time;

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restriction in the agreements governing our indebtedness, including the indenture governing the Notes; and

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the condition of the financial markets and the industry in which we operate.

As a result, we may not be able to refinance any of our indebtedness, including, in the case of the Issuer, the Notes, on commercially reasonable terms or at all. Without this financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including the Issuer’s obligations under the Notes.
The Issuer may not have sufficient cash to purchase the Notes upon a change of control repurchase event.
As described under “Description of Notes — Purchase of Notes Upon a Change of Control Repurchase Event,” the Issuer will be required to offer to purchase all of the Notes upon the occurrence of a change of control repurchase event. The Issuer may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to purchase the Notes under such circumstances. In addition, the Issuer’s ability to purchase the Notes for cash may be limited by law or the terms of other agreements relating to its debt outstanding at the time. If the Issuer were unable to purchase the Notes upon the occurrence of a change of control repurchase event, it would result in an event of default under the indenture.
We have incurred (and may, in the future, incur) debt obligations that could adversely affect our business and profitability and our ability to meet other obligations.
Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, could materially and adversely affect our financial position and results of operations. Further, failure to comply with the covenants under our indebtedness may have a material adverse impact on our operations. If we fail to comply with any of the covenants under our debt obligations and are unable to obtain a waiver or amendment, such failure may result in an event of default under our indebtedness. We may not have sufficient liquidity to repay or refinance our indebtedness if such indebtedness were accelerated upon an event of default. We may also incur additional indebtedness in the future.
The indenture will not limit our ability to incur indebtedness, prevent the payment of dividends or generally prevent highly leveraged transactions, and there will not be any financial covenants in the indenture. As a result, GXO and its subsidiaries, including the Issuer, may incur additional debt, which could increase the risks associated with its substantial debt.
Neither GXO nor the Issuer or any of GXO’s other subsidiaries will be restricted from incurring additional unsecured debt or other liabilities, including additional unsubordinated debt, under the indenture. If the Issuer incurs additional debt or liabilities, the Issuer’s ability to pay the Issuer’s obligations on the Notes could be adversely affected. If GXO incurs additional debt or liabilities, GXO’s ability to pay its obligations on the Parent Guarantee could be adversely affected. GXO and its subsidiaries expect that they will from time to time incur additional debt and other liabilities. In addition, GXO and its subsidiaries will not be restricted under the indenture from paying dividends or issuing or repurchasing their respective securities.

There will not be any financial covenants in the indenture. Except for the covenants described in “Description of Notes,” there will not be any covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction, including one that may or may not result in a change of control of GXO.
Upon the occurrence of a change of control repurchase event with respect to the Notes, unless the Issuer has exercised its right to redeem such Notes in accordance with the indenture, the Issuer will be required to make an offer to each holder of the applicable Notes to repurchase all or any part (in excess of €100,000 and in integral multiples of €1,000) of that holder’s Notes, at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase as described under “Description of Notes — Purchase of Notes Upon a Change of Control Repurchase Event.” However, the change of control repurchase event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by GXO generally will not constitute a change of control that would potentially lead to a change of control repurchase event. As a result, GXO could enter into any such transaction even though the transaction could increase the total amount of its outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes. If any such transaction were to occur, the value of the Notes could decline.
The Notes will be unsecured and effectively junior to the Issuer’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will rank equally in right of payment with the Issuer’s existing and future unsecured, unsubordinated obligations.
The Notes will be unsecured, unsubordinated obligations of the Issuer, ranking equally in right of payment with all of the Issuer’s existing and future unsecured, unsubordinated obligations, and will be effectively junior to all of the Issuer’s existing and future secured obligations, including any secured guarantees of another entity’s obligations, to the extent of the value of the assets securing such secured obligations. The indenture will not restrict the Issuer’s ability to incur debt secured by its assets. In the event of the Issuer’s bankruptcy, liquidation, reorganization or other winding up, any assets of the Issuer that secure debt will be available to pay obligations on the Notes only after all obligations secured by those assets have been repaid in full. Holders of the Notes will participate in the remaining assets of the Issuer ratably with all of the Issuer’s unsecured, unsubordinated creditors, including trade creditors. In addition, if the Issuer incurs any additional debt that ranks equally in right of payment with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Issuer. This may have the effect of reducing the amount of proceeds paid to you.
The Parent Guarantee will be unsecured and effectively junior to GXO’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will rank equally in right of payment with GXO’s existing and future unsecured, unsubordinated obligations.
The Parent Guarantee will be unsecured, unsubordinated obligations of GXO, ranking equally in right of payment with all of GXO’s existing and future unsecured, unsubordinated obligations, and will be effectively junior to all of GXO’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The indenture will restrict GXO’s and its Domestic Subsidiaries’ ability to incur debt secured by certain principal properties; however, this covenant will be subject to a number of important exceptions and qualifications. In the event of GXO’s bankruptcy, liquidation, reorganization or other winding up, any assets of GXO that secure debt will be available to pay obligations on the Parent Guarantee only after all obligations secured by those assets have been repaid in full. Holders of the Notes will participate in the remaining assets of GXO ratably with all of GXO’s unsecured, unsubordinated creditors, including trade creditors. In addition, if GXO incurs any additional debt that ranks equally in right of payment with the Parent Guarantee, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of GXO. This may have the effect of reducing the amount of proceeds paid to you.

The Notes are the unsecured obligations of the Issuer and not the obligation of any of GXO’s other subsidiaries, will not be guaranteed by any of GXO’s or the Issuer’s subsidiaries, and will be structurally subordinated to all liabilities of the Issuer’s subsidiaries. The Parent Guarantee is the unsecured obligation of GXO and not the obligation of any of GXO’s subsidiaries and will be structurally subordinated to all liabilities of GXO’s subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer).
As of September 30, 2025, (i) GXO had approximately $2.3 billion unsecured, unsubordinated indebtedness outstanding and $799 million of undrawn commitments under the GXO Revolving Credit Facility (after considering $1 million of letters of credit outstanding thereunder as of such date) and $0.8 billion of other liabilities and (ii) GXO’s subsidiaries had approximately $5.8 billion of outstanding liabilities, which included approximately $3.2 billion of operating and finance leases, $2.2 billion of accounts payable and accrued expenses, and $0.4 billion of other liabilities, but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles. We expect that, after giving effect to the offering of the Notes, the Issuer will have approximately $      million unsecured, unsubordinated indebtedness outstanding and will fully and unconditionally guarantee the obligations of GXO in respect of its outstanding debt for borrowed money under (1) the GXO Revolving Credit Facility, (2) the GXO Five-Year Term Loan Facility, (3) GXO’s 1.650% Notes due 2026 and 2.650% Notes due 2031, each issued pursuant to the GXO base indenture and (4) GXO’s 6.250% Notes due 2029 and 6.500% Notes due 2034, each issued pursuant to the GXO base indenture. The Notes will be guaranteed by GXO, but will not be guaranteed by any of GXO’s or the Issuer’s subsidiaries. The Parent Guarantee will be an obligation exclusively of GXO. As a result, the Notes will be structurally subordinated to all existing and future liabilities of the Issuer’s subsidiaries, and the Parent Guarantee will be structurally subordinated to all existing and future liabilities of GXO’s subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer). The indenture will not restrict the ability of the Issuer’s subsidiaries or of GXO’s subsidiaries to incur indebtedness. GXO’s subsidiaries are separate and distinct legal entities from GXO, and the Issuer’s subsidiaries are separate and distinct legal entities from the Issuer, and such subsidiaries have no obligation to pay any amounts due on the Notes or the Parent Guarantee, respectively, or to provide the Issuer or GXO with funds to meet their respective payment obligations on the Notes or the Parent Guarantee, respectively. Any payment to GXO or the Issuer of dividends, loans or advances by GXO’s or the Issuer’s subsidiaries, respectively, could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. The Issuer’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation, or similar reorganization, and therefore the rights of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of such subsidiaries’ creditors, including trade creditors, and all existing and future indebtedness and other liabilities of such subsidiaries. GXO’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation, or similar reorganization, and therefore the rights of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of such subsidiaries’ creditors, including trade creditors, and all existing and future indebtedness and other liabilities of such subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer).
An increase in market interest rates could result in a decrease in the relative value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if you purchase the Notes and market interest rates increase, the market values of your Notes may decline. We cannot predict the future level of market interest rates.
Changes in GXO’s credit ratings may adversely affect the value of the Notes.
Any ratings assigned to the Notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances warrant. Actual or anticipated changes or downgrades in GXO’s credit ratings, including any announcement that such ratings are under further review for a downgrade, could affect the market values of the Notes.
You may not be able to sell your Notes if an active trading market for the Notes does not develop.
The Notes are new issues of securities for which there currently is no established trading markets. Although GXO and the Issuer intend to have the Notes listed on the NYSE, neither GXO nor the Issuer can assure you that the Notes will be listed or remain listed. Neither GXO nor GXO Capital has an obligation to maintain such listing, and GXO Capital may delist the Notes at any time. The underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so, and any market-making with respect to the Notes may be discontinued. If an active trading market does not develop or is not maintained, you may find it difficult or impossible to resell the Notes. Further, there can be no assurance as to the liquidity of any market that may develop for the Notes, your ability to sell such Notes or the price at which you will be able to sell the Notes. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, GXO’s and the Issuer’s financial condition and results of operations, the then-current ratings assigned to the Notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:
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GXO’s and the Notes’ credit ratings with major credit rating agencies;

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the prevailing interest rates being paid by other companies similar to GXO and its subsidiaries;

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GXO’s and the Issuer’s financial condition, financial performance, operating results, cash flows and future prospects; and

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the overall condition of the financial markets.

Certain covenants in the indenture will apply to property that constitutes a “Principal Property” under the indenture; however, neither GXO nor any Domestic Subsidiary has any property that will constitute a “Principal Property” under the indenture.
The indenture will include covenants that will, among other things, limit the GXO’s ability and the ability of its Domestic Subsidiaries to create, incur, issue, assume or guarantee any debt for borrowed money secured by any lien, security interest, pledge, mortgage, conditional sale or other title retention agreement or other similar encumbrance on any Principal Properties, subject to a number of important qualifications. However, as of the date of this prospectus supplement, neither GXO nor any Domestic Subsidiary of GXO has any property that constitutes a Principal Property under the indenture. In addition, properties with a net book value of less than 2% of GXO’s consolidated total assets are expressly excluded from the definition of Principal Property. Furthermore, GXO’s board of directors (or a committee thereof) will have broad discretion to determine that a property is not of material importance to the total business conducted, or assets owned, by GXO and its subsidiaries, taken as a whole, and upon such determination any such property will cease to constitute a “Principal Property” under the indenture.
GXO’s credit ratings may not reflect all risks of your investment in the Notes.
Any credit ratings assigned or that will be assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.
Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in GXO’s credit ratings, including any announcement that GXO’s ratings are under further review for a downgrade, could affect the market value of the Notes and increase GXO’s corporate borrowing costs.
The Issuer may redeem some or all of the Notes prior to maturity.
The Issuer may redeem some or all of the Notes at any time and from time to time. See “Description of Notes — Optional Redemption” and “Description of Notes — Redemption for Tax Reasons.” Although the Notes contain provisions designed to compensate you for the lost value of such Notes if the Issuer optionally redeems some or all of such Notes (other than as set forth under “Description of Notes — Redemption for Tax Reasons”) prior to maturity, such provisions only approximate this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security (including with comparable ratings) at an interest rate as high as the interest rate of the Notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of Notes.
Holders of the Notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.
The initial purchasers of the Notes will be required to pay for the Notes in euro. Neither the Issuer nor GXO nor the underwriters will be obligated to assist the initial purchasers in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the Notes.
An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the Notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the Notes offered hereby, these risks may include the possibility of:
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significant changes in rates of exchange between the euro and the investor’s home currency; and

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the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

Neither GXO nor the Issuer has any control over a number of factors affecting the Notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency.
The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects. The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the Notes.
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the Notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the Notes.
In a lawsuit for payment on the Notes, an investor may bear currency exchange risk.
The Notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the Notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time from the date the judgment is rendered. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than

U.S. dollars. For example, a judgment for money in an action based on the Notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.
Trading in the clearing system is subject to minimum denomination requirements.
The terms of the Notes provide that Notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not hold notes in the minimum denomination of €100,000 or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
Each global note will be held by or on behalf of Euroclear and Clearstream and, therefore, investors will have to rely on their procedures for transfer, payment and communication with the Issuer and to exercise their rights and remedies.
The Notes will initially be issued in the form of global notes registered to Euroclear or Clearstream or their common depositary or nominee for so long as Euroclear or Clearstream or their common depositary or nominee is the registered holder of the Notes issued in the form of one or more global notes. Euroclear, Clearstream or such common depositary or nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global notes for all purposes under the indenture under which the Notes will be issued.
While the Notes are represented by global notes, the Issuer will discharge its payment obligations under the Notes by making payments to or to the order of a nominee for a common depositary for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a global note must rely on the procedures of Euroclear and Clearstream to receive payments under the Notes. The Issuer has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in a global note.
Holders of beneficial interests in a global note will not have a direct right to vote in respect of the Notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.
Similarly, upon the occurrence of an event of default under the indenture under which the Notes will be issued, unless and until definitive or certificated registered Notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the Notes. See “Description of Notes — Book-Entry; Delivery and Form; Global Notes General” in this prospectus supplement.
Dutch laws differ from the laws in effect in the United States and may afford less protection to holders of our securities. A judgment from a U.S. court may not be enforceable in the Netherlands.
The Issuer is organized under the laws of the Netherlands. The insolvency laws of the Netherlands may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar. The Issuer has agreed, in accordance with the terms of the indenture under which the Notes will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture and the Notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may not be possible to enforce court judgments obtained in the United States against the Issuer in the Netherlands based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of the Netherlands would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers or the directors or officers of the Issuer based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with the Netherlands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in the Netherlands.
It is possible the Notes are treated as issued by GXO for U.S. federal income tax purposes.
GXO and the Issuer intend to take the position (and the discussion in “Certain U.S. Federal Income Tax Considerations to U.S. Holders” assumes) that the Notes are issued by the Issuer and not by GXO for U.S. federal income tax purposes. However, the Internal Revenue Service (the “IRS”) could assert that, under principles similar to those applied in Plantation Patterns, Inc. v. Commissioner and related authorities, the Notes should be treated for U.S. federal income tax purposes as having been issued by GXO. If the IRS were successful in such a challenge, the U.S. federal income tax consequences to holders of the Notes could differ materially from those described under “Certain U.S. Federal Income Tax Considerations to U.S. Holders.” There can be no assurance that the IRS would not assert or a court would not sustain such an alternative characterization. Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local, and foreign tax consequences of investing in the Notes, including the risk that the IRS could assert a treatment different from that described herein.

USE OF PROCEEDS
The Issuer estimates that the net proceeds from this offering, after deducting the underwriting discounts, will be approximately €      million. GXO and the Issuer intend to use the net proceeds from the sale of the Notes (i) to fund the redemption, repayment, prepayment or satisfaction and discharge or other payment in satisfaction of GXO’s indebtedness, which may include the redemption of GXO’s 1.650% Notes due 2026 (the “1.650% Notes”), the prepayment in full of amounts outstanding under, and the termination of, the revolving credit facility agreement assumed by GXO in connection with its acquisition of Wincanton (the “Wincanton Revolving Credit Facility”) and/or the prepayment of a portion of the term loans under GXO’s five-year unsecured term loan facility (the “GXO Five-Year Term Loan Facility”), (ii) to pay fees and expenses in respect of the foregoing, and (iii) for general corporate purposes. Pending the application of the proceeds of the sale of the Notes to repay such indebtedness, the Issuer and GXO may use the proceeds for other purposes.
The stated maturity of the 1.650% Notes, and date on which such notes are payable in full, is July 15, 2026. The Wincanton Revolving Credit Facility will mature on March 25, 2026. The loans under the Wincanton Revolving Credit Facility bear interest at daily simple Sterling Overnight Index Average rate plus a margin. The GXO Five-Year Term Loan Facility will mature on May 26, 2027 (subject to any extension of maturity pursuant to the terms thereof). The loans under the GXO Five-Year Term Loan Facility bear interest at a fluctuating rate per annum equal to, at GXO’s option, the base rate or the adjusted SOFR, in each case, plus an applicable margin calculated based on GXO’s credit ratings.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their affiliates serve as joint lead arranger, joint bookrunner, co-syndication agent and/or lenders under the GXO Revolving Credit Facility, and/or hold a portion of the 1.650% Notes, and may receive a portion of the net proceeds from this offering that may be used to redeem, repurchase, satisfy and discharge, prepay or otherwise retire, as the case may be, our indebtedness under existing or future debt agreements.

CAPITALIZATION
The following table sets forth GXO’s capitalization as of September 30, 2025, on an actual and as adjusted basis to give effect to the offering of the Notes. It does not reflect the application of the net proceeds from the issuance and sale of the Notes for repayment of debt and it is not indicative of GXO’s future capitalization. Actual amounts set forth in the table are subject to adjustments and may differ at the time of the consummation of the proposed transactions depending on several factors, including changes in the actual amount of fees and expenses related to the proposed transactions and the outstanding amount of indebtedness at that time. This table should be read in conjunction with GXO’s historical financial statements and notes.
	September 30, 2025
(In millions, except per share amounts)	Historical	As Adjusted
Cash
Cash and cash equivalents	$339	$
Debt
GXO Five-Year Term Loan due 2027(1)	399		399
GXO unsecured notes due 2026	400		400
GXO unsecured notes due 2029(2)	594		594
GXO unsecured notes due 2031(3)	398		398
GXO unsecured notes due 2034(4)	491		491
GXO Capital unsecured notes due 20 offered hereby	—
Finance leases and other debt	416		416
Total indebtedness	2,698
Equity
Common stock, $0.01 par value	1		1
Treasury stock, at cost	(202)		(202)
Preferred Stock, $0.01 par value	—		—
Additional paid-in capital	2,655		2,655
Retained earnings	675		675
Accumulated other comprehensive income (loss)	(174)		(174)
Noncontrolling interests	33		33
Total equity	2,988		2,988
Total capitalization	$5,686	$

(1)
Net of unamortized debt issuance costs of $1 million as of September 30, 2025.

(2)
Net of unamortized discount and debt issuance costs of $6 million as of September 30, 2025.

(3)
Net of unamortized discount and debt issuance costs of $2 million as of September 30, 2025.

(4)
Net of unamortized discount and debt issuance costs of $9 million as of September 30, 2025.

DESCRIPTION OF NOTES
We are offering €      aggregate principal amount of    % notes due 20   (the “Notes”). We will issue the Notes under the indenture, dated as of                 , 2025 (together with any supplemental indentures or officer’s certificates, the “base indenture”), among us, GXO Logistics, Inc., as guarantor (“GXO”), and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “trustee”), as supplemented by a supplemental indenture between us and the trustee to be entered into concurrently with the initial issuance of the Notes (the “supplemental indenture,” and together with the base indenture, the “indenture”).
The following summary of the provisions of the indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture and the Notes, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This “Description of Notes” and the section entitled “Description of Debt Securities” in the accompanying prospectus summarize certain material provisions of the indenture, but do not purport to be complete and are qualified in their entirety by reference to the indenture. This “Description of Notes” supplements the “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces such description in the accompanying prospectus. The definitions of certain terms used in the following summary are set forth below and in the section entitled “Description of Debt Securities” in the accompanying prospectus, under “— Certain Definitions.” For purposes of this Description of Notes, references to the “Issuer,” “GXO Capital,” “we,” “our” and “us” refer only to GXO Logistics Capital B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) at Eindhoven, the Netherlands, its registered office at Achtseweg Noord 27, 5651 GG Eindhoven, The Netherlands and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under number 98594087 and not to GXO or any of its subsidiaries or any of GXO Capital’s subsidiaries. In this “Description of Notes” section, when we refer to “GXO,” we refer to GXO Logistics, Inc. and not to any subsidiaries of GXO.
General
The Notes will have the following basic terms:
•
the Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated debt obligations;

•
the Notes will be effectively junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness;

•
the Notes will not be guaranteed by any of our subsidiaries; as a result, the Notes will be structurally subordinated to all liabilities of our subsidiaries;

•
the Parent Guarantee (as defined in the section entitled “Description of Debt Securities” in the accompanying prospectus) will be GXO’s unsecured and unsubordinated obligation and will rank equally with all of our other unsecured and unsubordinated debt obligations, including its obligations under (1) that certain Credit Agreement, dated as of March 29, 2024, among GXO, the guarantors from time to time party thereto, the institutions from time to time party thereto as lenders and Bank of America, N.A., as Administrative Agent and an Issuing Lender, (2) that certain 5-Year Term Loan Credit Agreement, dated as of May 25, 2022, among GXO, the lenders from time to time party thereto, and Barclays Bank PLC, as administrative agent, (3) GXO’s 1.650% Notes due 2026 and our 2.650% Notes due 2031, each issued pursuant to the Indenture, dated as of July 2, 2021 (the “GXO base indenture”), between GXO and Computershare Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture thereto, dated as of July 2, 2021 and (4) GXO’s 6.250% Notes due 2029 and 6.500% Notes due 2034, each issued pursuant to the GXO base indenture, as supplemented by the Second Supplemental Indenture thereto, dated as of May 6, 2024;

•
the Parent Guarantee will be effectively junior to all of GXO’s secured indebtedness to the extent of the value of the assets securing such indebtedness;

•
the Notes will not be guaranteed by any of GXO’s subsidiaries; as a result, the Parent Guarantee will be structurally subordinated to all liabilities of GXO’s subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer);

•
we are issuing €      aggregate principal amount of the Notes (subject to our rights to issue additional notes as described under “— Further Issuances” below);

•
the Notes will accrue interest at a rate of    % per year;

•
the Notes will mature on           , 20  , unless redeemed or repurchased prior to that date;

•
interest on the Notes will accrue from           , 2025, and will be payable annually in arrears on           of each year, beginning on           , 20  ;

•
interest on the Notes will be paid to the person in whose name that Note is registered at the close of business on the           or           , as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated, and including the last date on which interest was paid or duly provided for in the Notes (or from the issue date, if no interest has been paid on the Notes), but excluding the next following interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA), as defined in the rulebook of the International Capital Markets Association. The amount of interest payable for any period shorter than a full monthly period will be computed on the basis of the actual number of calendar days elapsed in such a period;

•
if any interest or other payment date of a Note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day,” when used with respect to any Note, means any calendar day that is not a Saturday or a Sunday or day on which banking institutions in the City of New York or City of London and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (known as the T2 system) or any successor thereto or replacement thereof (or any other place of payment) are authorized or required by law, regulation or executive order to close;

•
we may redeem the Notes, in whole or in part, at any time at our option as described under
“— Optional Redemption” or “— Redemption for Tax Reasons” below;

•
we may be required to repurchase the Notes in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” as described under “— Purchase of Notes upon a Change of Control Repurchase Event” below;

•
the Notes will be issued in registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof;

•
the Notes will initially be represented by one or more global notes registered in the name of a nominee of a common depositary for Clearstream and Euroclear;

•
the Notes will be exchangeable and transferable at an office or agency maintained for such purposes (which initially will be the corporate trust office of the trustee);

•
the Notes will not be subject to any sinking fund; and

•
we or GXO may, subject to compliance with applicable law, at any time purchase Notes in the open market or otherwise.

Issuance in Euro
Payments of principal, interest and Additional Amounts, if any, in respect of the Notes or the Parent Guarantee, as applicable, will be payable in euros. If the euro is unavailable to the Issuer or GXO due to the imposition of exchange controls or other circumstances beyond the Issuer’s or GXO’s control, then all payments in respect of the Notes or the Parent Guarantee, as applicable, will be made in U.S. dollars until the euro is again available to the Issuer or GXO or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then-most recent U.S. dollar/euro exchange rate published in the Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event the Wall Street Journal has not published such exchange rate, the rate will be determined by GXO in its sole discretion on the basis of the most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent will have any responsibility for any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal, interest and Additional Amounts, if any, that may have important economic and tax consequences to them. See “Risk Factors — Holders of the Notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro” and “Certain U.S. Federal Income Tax Considerations to U.S. Holders — Conversion or Other Taxable Disposition of Foreign Currency.”
Parent Guarantee
All provisions relating to the guarantee by GXO of the obligations of GXO Capital under the Indenture and the Notes are as set forth in the accompanying prospectus under the heading “Summary of Indenture — Parent Guarantee.”
Ranking
The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations. The Notes will not be guaranteed by any of our subsidiaries; as a result, the Notes will be structurally subordinated to all liabilities of our subsidiaries and will be effectively junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes.
We expect that, after giving effect to the offering of the Notes, the Issuer will have approximately $      million unsecured, unsubordinated indebtedness outstanding and will fully and unconditionally guarantee the obligations of GXO in respect of its outstanding debt for borrowed money under (1) the GXO Revolving Credit Facility, (2) the GXO Five-Year Term Loan Facility, (3) GXO’s 1.650% Notes due 2026 and 2.650% Notes due 2031, each issued pursuant to the GXO base indenture and (4) GXO’s 6.250% Notes due 2029 and 6.500% Notes due 2034, each issued pursuant to the GXO base indenture.
The Parent Guarantee will be GXO’s unsecured and unsubordinated obligation and will rank equally in right of payment with all of GXO’s existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations and senior in right of payment to all of GXO’s future indebtedness that is subordinated to the Parent Guarantee. The Parent Guarantee will be effectively subordinated in right of payment to any of GXO’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated in right of payment to any existing and future indebtedness, liabilities and other obligations of GXO’s subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer).
As of September 30, 2025, (i) GXO had approximately $2.3 billion unsecured, unsubordinated indebtedness outstanding and $799 million of undrawn commitments under the GXO Revolving Credit Facility (after considering $1 million of letters of credit outstanding thereunder as of such date) and $0.8 billion of other liabilities and (ii) GXO’s subsidiaries had approximately $5.8 billion of outstanding liabilities, which included approximately $3.2 billion of operating and finance leases, $2.2 billion of accounts payable and accrued expenses, and $0.4 billion of other liabilities, but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles.

Further Issuances
The indenture will not limit the aggregate principal amount of debt securities (including the Notes) that may be issued under it. Among other things, we may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes of a series having the same terms as, and ranking equally and ratably with, the Notes in all respects (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that if such additional notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the Notes, and will vote together as one class on all matters with respect to the Notes.
Optional Redemption
Prior to the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the applicable redemption date (assuming the Notes to be redeemed matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus      basis points less (b) interest accrued to, but excluding, the applicable date of redemption, and
(2)   100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the applicable redemption date.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date.
“Par Call Date” means, with respect to the Notes,           , 20   (the date that is      months prior to the stated maturity date for such Notes).
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German federal government bond whose maturity is closest to the maturity of the Notes to be redeemed, assuming for such purpose that the Notes to be redeemed matured on the Par Call Date, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the applicable Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Issuer.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
If fewer than all of the notes of any series are to be redeemed, the trustee will select the particular notes or portions thereof for redemption from the outstanding notes not previously called, pro rata or by lot, or in such other manner as we will direct each in accordance with the depositary’s procedures.

Unless we default in payment of the redemption price, on and after any redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied on or prior to the redemption date. Any notice of redemption may provide that payment of the redemption price and the Issuer’s obligations with respect to the redemption may be performed by another person.
Purchase of Notes upon a Change of Control Repurchase Event
If a change of control repurchase event occurs with respect to the Notes, unless we have exercised our right to redeem such Notes as described above under “— Optional Redemption,” we will be required to make an offer to each holder of the applicable Notes to repurchase all or any part (in excess of €100,000 and in integral multiples of €1,000) of that holder’s Notes, at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase.
Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the transaction that constitutes or may constitute a change of control, we will electronically deliver or mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “change of control payment date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the indenture or the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the indenture or the Notes by virtue of compliance with such securities laws and regulations.
On the change of control payment date, we will, to the extent lawful:
(1)   accept for payment all the Notes or portions of the Notes properly tendered pursuant to the applicable offer;
(2)   deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and
(3)   deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by the Issuer.
The paying agent will promptly deliver to each holder of Notes properly tendered payment for such Notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered.
We will not be required to make an offer to repurchase the Notes in connection with a change of control repurchase event if GXO or a third party makes such an offer in the manner and at the times and otherwise in compliance with the requirements under the indenture for such an offer made by GXO or the Issuer, and GXO or such third party purchases all notes validly tendered and not withdrawn under its offer. In addition, the Issuer’s obligation to repurchase the Notes upon a change of control repurchase event may be waived by the holders of not less than a majority of the outstanding notes affected by such waiver.
If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes in connection with a change of control repurchase event and we purchase all of the Notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 10 nor more than 60 days’ prior written notice to the holders of Notes and the trustee, given not more than 30 days following the change of control payment date, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.
The change of control repurchase event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between us and the underwriters. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we or GXO could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness of GXO or its subsidiaries outstanding at such time or otherwise affect the capital structure of GXO or its subsidiaries or the credit ratings of the Notes. Restrictions on the ability of GXO and certain of its subsidiaries to incur liens, the ability of GXO and the Issuer to merge or consolidate, and the ability of GXO to sell assets are contained in the covenant as described in the accompanying prospectus under “Description of Debt Securities — Certain Covenants — Limitation on Liens” and “Description of Notes — Certain Covenants — Merger, Consolidation or Sales of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.
The phrase “all or substantially all,” as used with respect to GXO’s assets and subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.
We may not have sufficient funds to repurchase all the Notes upon a change of control repurchase event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the Notes under the terms of our other debt instruments outstanding at such time. Further, a change of control may constitute an event of default under one or more of our debt instruments outstanding from time to time. See “Risk Factors — Risks Relating to the Notes and the Offering — The Issuer may not have sufficient cash to purchase the Notes upon a change of control repurchase event.”
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of GXO and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to GXO or one or more of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, other than GXO or its subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of GXO’s voting stock; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act. Notwithstanding the foregoing, a transaction will not be considered to be a change of control if (A) GXO becomes a direct or indirect wholly owned subsidiary of another person and (B) either (i) the shares of GXO’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of such person immediately after giving effect to such transaction or (ii) immediately following such transaction, no person (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the voting stock of such person.
“change of control repurchase event” means the occurrence of both a change of control and a rating event.
“Fitch” means Fitch Ratings, Inc. and its subsidiaries.
“investment grade rating” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by GXO.
“rating agency” means (1) each of Fitch and S&P, so long as such entity makes a rating of the Notes publicly available; and (2) if either of Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by GXO (as certified by a resolution of our board of directors or authorized committee thereof) as a replacement agency for Fitch or S&P, or both, as the case may be.
“rating category” means (i) with respect to S&P or Fitch, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and (ii) the equivalent of any such category of Fitch or S&P used by another rating agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within rating categories (+ and − for S&P and Fitch; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P and Fitch, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).
“rating event” means the rating on the Notes is lowered by both rating agencies and the Notes are rated below an investment grade rating by both rating agencies, in any case on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) commencing upon the first public notice of the occurrence of a change of control or our intention to effect a change of control and ending 60 days following the consummation of the change of control; provided, however, a rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a rating event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform GXO or the Issuer in writing at GXO’s or the Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the reduction).
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or managers of such person (or if such person is a partnership, the board of directors or other governing body of the general partner of such person).
Additional Amounts
All payments of principal and interest in respect of the Notes by us or, in the case of the Parent Guarantee, GXO, or by a paying agent on our or GXO’s behalf, will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other similar governmental charges (collectively, “Taxes”) imposed or levied by the Netherlands, the United States or any other jurisdiction in which we or GXO may be organized, engaged in business for tax purposes or resident for tax purposes, or any political subdivision or taxing authority thereof or therein (a “Taxing Jurisdiction”), unless such deduction or withholding is required by law or the official interpretation or administration thereof.
In the event such deduction or withholding for Taxes is so required, subject to the exceptions and limitations described below, we will pay such additional amounts (“Additional Amounts”) on the Notes as may be necessary to ensure that the net amount received by any holder, after withholding or deduction for such Taxes, will be equal to the amount such person would have received in the absence of such deduction or withholding.
However, no Additional Amounts shall be payable with respect to any Taxes if such Taxes are imposed, withheld, deducted or levied for reasons unrelated to the holder’s or beneficial owner’s ownership or disposition of Notes, nor shall Additional Amounts be payable for or on account of:
(a)
any Taxes which would not have been so imposed, withheld, deducted or levied but for:

(i)
the existence of any present or former connection between the holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the relevant Taxing Jurisdiction, being or having been engaged in a trade or business in the relevant Taxing Jurisdiction, being or having been present in the relevant Taxing Jurisdiction, having or having had a permanent establishment in the relevant Taxing Jurisdiction, or being an entity that is deemed affiliated (gelieerd) with the Issuer within the meaning of article 1.2, paragraph 1, subparagraph c of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) but excluding, in each case, any connection arising solely from the acquisition, ownership, enforcement, or holding of a Note or the receipt of any payment in respect thereof;

(ii)
the failure of the holder or beneficial owner to comply with a written request made by us, any of our affiliates or agents or any applicable withholding agent to the holder or beneficial owner for any applicable certification, information, documentation or other reporting requirement, if compliance is required under the tax laws and regulations of the relevant Taxing Jurisdiction or any taxing authority thereof or therein or by an applicable income tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to exemption from such Taxes; or

(iii)
the holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a foreign tax-exempt organization with respect to the United States, or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(b)
any Taxes which would not have been imposed, withheld, deducted or levied but for the failure of the holder or beneficial owner to meet the requirements (including the certification requirements) of Section 871(h) or Section 881(c)(3)(C) of the Internal Revenue Code of 1986, as amended (the “Code”);

(c)
any Taxes which would not have been imposed, withheld, deducted or levied but for the presentation by the holder or beneficial owner of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later;

(d)
any estate, inheritance, gift, sales, excise, transfer, capital gains, personal property, wealth or similar Taxes;

(e)
any Taxes which are payable other than by withholding or deducting from a payment of principal of or interest on such Note;

(f)
any Taxes which are imposed, withheld, deducted or levied with respect to, or payable by, a holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g)
any Taxes required to be withheld or deducted by any paying agent from any payment if such payment can be made without such withholding or deduction by at least one other paying agent;

(h)
any Taxes imposed, withheld, deducted or levied under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(i)
any Taxes that would not have been imposed, withheld, deducted or levied but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later;

(j)
a Tax deduction on account of Tax imposed by the Netherlands pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(k)
any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j).

Any Additional Amounts paid on the Notes and the Parent Guarantees will be paid in euros, subject to the provisions described under “— Issuance in Euro.”
As used under this heading “Additional Amounts” and under the heading “Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof and the District of Columbia.
Any reference in this prospectus supplement and the accompanying prospectus, in the Indenture or in the Notes to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this section.
Except as specifically provided in the Notes, neither we nor GXO will be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority.
Redemption for Tax Reasons
We may redeem the Notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date, at any time, if:
(a)
we or GXO have or will become obliged to pay Additional Amounts with respect to the Notes as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of a Taxing Jurisdiction affecting taxation, or any change in, or amendment to, the official application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in a Taxing Jurisdiction), which change or amendment is enacted, adopted, announced or becomes effective on or after the date of this prospectus supplement; or

(b)
on or after the date of this prospectus supplement, any action is taken by a taxing authority of, or any action has been brought in a court of competent jurisdiction in, a Taxing Jurisdiction or any taxing authority thereof or therein, including any of those actions specified in clause (a) above, whether or not such action was taken or brought with respect to us or GXO or there is any change, amendment, clarification, application or interpretation of such laws, regulations, treaties or rulings, which in any such case, will result in a material probability that we or GXO will be required to pay Additional Amounts with respect to such Notes (it being understood that such material probability will be deemed to result if the written opinion of independent tax counsel described in clause (b) below to such effect is delivered to the Trustee and the Paying Agent).
Notice of any such redemption will be mailed, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, at least 10 days but not more than 60 days before the redemption date to each registered holder of Notes to be redeemed; provided that the notice of redemption shall not be given earlier than 90 days before the earliest date on which we would be obligated to pay such Additional Amounts if a payment in respect of the Notes to be redeemed was then due. Any notice of redemption may provide that payment of the redemption price and the Issuer’s obligations with respect to the redemption may be performed by another person.
Prior to the mailing or delivery of any notice of redemption pursuant to this section “— Redemption for Tax Reasons,” we will deliver to the Trustee and the Paying Agent:
(a)
a certificate signed by one of our officers stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

(b)
a written opinion of independent tax counsel of nationally recognized standing to the effect that we or GXO have or will become obligated to pay such Additional Amounts as a result of a change or amendment described in clause (a) above or that there is a material probability that we or GXO will be required to pay Additional Amounts as a result of an action, change, amendment, clarification, application or interpretation described in clause (b) above, as the case may be.

Such notice, once delivered by us, will be irrevocable.
Certain Covenants
Except as set forth in the accompanying prospectus under the heading “Description of Securities — Certain Covenants” and below, neither GXO nor any of its subsidiaries (including the Issuer) will be restricted by the indenture from:
•
incurring any indebtedness or other obligation;

•
paying dividends or making distributions on our capital stock or the capital stock of our subsidiaries; or

•
purchasing or redeeming our capital stock or the capital stock of our subsidiaries.

In addition, neither GXO nor the Issuer will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of the Notes upon a change of control or other events involving us or any of our subsidiaries which may adversely affect the creditworthiness of the Notes, except to the limited extent provided under “— Purchase of Notes upon a Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the Notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the Notes, except to the limited extent provided under “— Purchase of Notes upon a Change of Control Repurchase Event.”
In addition to the terms set forth under the caption “Description of Debt Securities” in the accompanying prospectus, the indenture will contain the following additional covenants in respect of the Notes offered hereby. Capitalized terms used in this subsection (“— Certain Covenants”) are defined below under “— Certain Definitions.”

Merger, Consolidation or Sales of Assets
The Issuer may consolidate with or merge into another person, provided that:
(1)
(A) the Issuer or GXO is the continuing person, or (B) the successor formed from the consolidation or merger (the “continuing entity”) is a person organized and existing under the laws of the Netherlands, the United States, any state thereof or the District of Columbia, any country which is, on the issue date, a member state of the European Union, Canada or the United Kingdom, and expressly assumes, by a supplemental indenture, all of our obligations under the Notes and the indenture;

(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the indenture; and

(3)
the Issuer or the continuing entity deliver to the Trustee an officer’s certificate and opinion of counsel stating that the transaction and (if a supplemental indenture is required in connection with such transaction) the supplemental indenture complies with this covenant and that all conditions precedent in the indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, if the Issuer is not the continuing person, then the continuing entity shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the indenture and the Issuer will be released from all obligations and covenants under the indenture and the Notes.
GXO may consolidate with or merge into another person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property to any other person, provided that:
(1)
(A) GXO is the continuing person, or (B) the successor formed from the consolidation or merger or the person that received the transfer of or leases the property (the “continuing guarantor entity”) is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, all of GXO’s obligations under the Parent Guarantee;

(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the indenture; and

(3)
GXO or the continuing guarantor entity delivers to the Trustee an officer’s certificate and opinion of counsel stating that the transaction and (if a supplemental indenture is required in connection with such transaction) the supplemental indenture complies with this covenant and that all conditions precedent in the indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, if GXO is not the continuing person, then the continuing entity shall succeed to, and be substituted for, and may exercise every right and power of GXO under the indenture and GXO will be released from all obligations and covenants under the indenture, the Parent Guarantee and the Notes; provided that, in the case of a lease of all or substantially all of GXO’s property, GXO will not be released from any of the obligations or covenants under the indenture, the Parent Guarantee and the Notes applicable to it.
Notwithstanding the foregoing, any sale, conveyance, transfer, lease or other disposition of property between or among GXO and its subsidiaries will not be prohibited under the indenture.
Reporting
All Reporting provisions are as set forth in the accompanying prospectus under the heading “Description of Securities — Reports by GXO.”
Events of Default
All Events of Default and related provisions are as set forth in the accompanying prospectus under the heading “Description of Securities — Events of Default.”

Certain Definitions
The indenture contains the following defined term:
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of the indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
Amendment, Supplement and Waiver
All Amendment, Supplement and Waiver provisions are as set forth in the accompanying prospectus under the heading “Description of Securities — Amendment, Supplement and Waiver.”
Satisfaction and Discharge
All Satisfaction and Discharge provisions are as set forth in the accompanying prospectus under the heading “Description of Securities — Satisfaction and Discharge.”
Defeasance and Covenant Defeasance
All Defeasance and Covenant Defeasance provisions are as set forth in the accompanying prospectus under the heading “Description of Securities — Defeasance and Covenant Defeasance.” For the avoidance of doubt, a covenant defeasance shall discharge the Issuer’s obligations under “— Reports by the Issuer” in addition to those obligations described as being discharged in connection with a covenant defeasance under the heading “Description of Securities — Defeasance and Covenant Defeasance.”
Governing Law and Jurisdiction
All Governing Law and Jurisdiction provisions are as set forth in the accompanying prospectus under the respective headings “Description of Securities — Governing Law” and “Description of Securities — Jurisdiction.”
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency we maintain for such purpose (which initially will be the corporate trust office of the trustee). We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by a common depositary for Clearstream and Euroclear or its nominee will be made in immediately available funds to a common depositary for Clearstream and Euroclear or its nominee, as the case may be, as the registered holder of such global note. If the Notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least €1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “— Book-Entry; Delivery and Form; Global Notes General” below.
We will make any required interest payments to the person in whose name a Note is registered at the close of business on the record date for the interest payment.
A holder may transfer or exchange any certificated notes in definitive form at the location described in the first paragraph under the heading “Payment and Transfer or Exchange.” No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption or transfer or exchange any notes for a period of 15 days before a selection of notes to be redeemed or repurchased.
The registered holder of a Note will be treated as the owner of that Note for all purposes.

All amounts of principal of and premium, if any, and interest on the Notes paid by us to the trustee or paying agent that remain unclaimed for two years will be repaid to us, and the holders of such notes will thereafter look solely to us for payment unless applicable abandoned property law designates another person.
Book-Entry; Delivery and Form; Global Notes General
We will issue the Notes in the form of one or more permanent global notes (the “Global Notes”) in definitive, fully registered, book-entry form without coupons. The Global Notes will be deposited with a common depositary (and registered in the name of the common depositary or its nominee) for, and in respect of interests held through, Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, which we refer to as “Euroclear.” Except as described herein, definitive notes in registered form will not be issued in exchange for beneficial interests in the Global Notes.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to a common depositary for Clearstream and Euroclear or its nominee. None of the Notes may be held through, no trades of the Notes will be settled through, and no payments with respect to the Notes will be made through, The Depository Trust Company (“DTC”) in the United States and no link is expected to be established among DTC and Clearstream or Euroclear in connection with the issuance of the Notes.
Beneficial interests in the Global Notes will be represented, and transfers of such beneficial interests will be effected, through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in Clearstream or Euroclear. Those beneficial interests will be in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. Should definitive notes in registered form be issued to individual holders of Notes, a holder of Notes who, as a result of trading or otherwise, holds a principal amount of Notes that is less than the minimum denomination would be required to purchase an additional principal amount of Notes such that its holding of the Notes amounts to the minimum specified denomination. Investors may hold interests in the Global Notes through Clearstream or Euroclear either directly if they are participants in such systems or indirectly through organizations that are participants in such systems.
Except as set forth in the Indenture, owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, and will not receive or be entitled to receive physical delivery of Notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the Notes under the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Notes under the Indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action that a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Persons who are not Euroclear or Clearstream participants may beneficially own Notes held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream.
Clearstream and Euroclear
We understand that Clearstream is incorporated and existing under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to supervision by the CSSF. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the “Euroclear Operator,” under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
We have provided the descriptions of the operations and procedures of Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, GXO, the underwriters, the Trustee or the Paying Agent takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.
We, GXO, the Trustee, the Paying Agent and the securities registrar will not have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.
So long as the common depositary or its nominee is the registered holder of the Global Notes, the common depositary or such nominee, as the case may be, will be considered the sole owner or holder of Notes represented by such Global Notes for all purposes under the Indenture and the Notes. Payments of principal, interest and Additional Amounts, if any, in respect of the Global Notes will be made to the common depositary or such nominee, as the case may be, as registered holder thereof.
Distributions of principal, interest and Additional Amounts, if any, with respect to the Global Notes will be credited in euro to the extent received by Euroclear or Clearstream to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.
Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional euro-denominated bonds in immediately available funds.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through the Clearstream and Euroclear systems on days when those systems are open for business. Those systems may not be open for business on days on which banks, brokers and other institutions are open for business in the United States or London. In addition, because of time-zone differences, there may be problems with completing transactions involving the Clearstream and Euroclear systems on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether the Clearstream or Euroclear system is used.
Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired date.
Secondary market sales of book-entry interests in the Notes held through Clearstream or Euroclear to purchasers of book-entry interests in a Global Note through Clearstream or Euroclear will be conducted in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional euro-denominated bonds in same-day funds.
We have obtained the information in this section concerning Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.
In a few special situations described below, the book-entry system for the Notes will terminate and interests in the Global Notes will be exchanged for definitive notes in registered form. You must consult your bank, broker or other financial institution to find out how to have your interests in the Notes transferred to your name, so that you will be a direct holder.
The special situations for termination of the book-entry system for the Notes are:
•
the depositary for any of the Notes represented by a registered Global Note notifies us that it is unwilling or unable to continue as depositary or clearing system for the Global Notes, and we are unable to find a qualified replacement for such depositary within 90 days;

•
we in our sole discretion determine to allow Global Notes to be exchangeable for definitive notes in registered form; or

•
there has occurred and is continuing an event of default with respect to the Notes and the depositary notifies the trustee of its decision to exchange the Global Notes for definitive notes in registered form.

The Trustee
The trustee’s current address is Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, MN 55108, Attention: Administrator — GXO Logistics Capital B.V.
The indenture provides that, except during the continuance of an event of default, the trustee need perform only such duties as are specifically set forth in the indenture. During the existence of an event of default with respect to notes of any series, the trustee must, prior to the receipt of direction from the holders of a majority in principal amount of the Notes of such series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS TO U.S. HOLDERS
The following is a general discussion of certain U.S. federal income tax considerations applicable to U.S. Holders (as defined below) relating to the purchase, ownership and disposition of the Notes offered hereby. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.
The discussion applies only to purchasers of the Notes who acquire the Notes in this offering at the offering price indicated on the cover page of this prospectus supplement and hold the Notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers such as banks and certain other financial institutions, insurance companies, tax-exempt organizations, holders of the Notes that are pass-through entities or investors in such pass-through entities, dealers in securities or foreign currency, regulated investment companies, real estate investment trusts, U.S. Holders whose “functional currency” is not the U.S. dollar, traders in securities that elect a mark-to-market method of accounting, holders that are required to accelerate the recognition of any item of gross income with respect to a Note as a result of such income being recognized on an “applicable financial statement” (as defined in the Code), investors liable for any alternative minimum tax, U.S. expatriates and persons holding the Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction or risk reduction transaction. The discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered in connection therewith). This discussion also does not address any non-income tax considerations, such as estate and gift tax considerations, or any state, local, non-U.S. or other tax consequences. Neither GXO nor the Issuer have sought, and neither GXO nor the Issuer will seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and neither GXO nor the Issuer can assure you that the IRS will agree with such statements and conclusions.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns any of the Notes, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of the Notes that are partnerships or partners in such partnerships should consult their own tax advisors.
As used herein, a “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust validly elected to be treated as a United States person under applicable Treasury regulations.
For U.S. federal income tax purposes, GXO and the Issuer intend to take the position (and this discussion assumes) that the Notes are issued by the Issuer and not by GXO. However, this position is not free from doubt and could be challenged by the IRS under principles similar to those applied in Plantation Patterns, Inc. v. Commissioner and related authorities. If the Notes were treated for U.S. federal income tax purposes as having been issued by GXO, the U.S. federal income tax consequences to holders of the Notes could differ materially from those described herein. There can be no assurance that the IRS would not assert or a court would not sustain such an alternative characterization. Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local, and foreign tax consequences of investing in the Notes, including the risk that the IRS could assert a treatment different from that described herein.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX AND OTHER FEDERAL TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS OR ANY TAX TREATY.
Effect of Certain Contingent Payments
In certain circumstances, the Issuer is required to make payments on the Notes in excess of stated interest and principal, or prior to their scheduled payment dates. The Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the Notes to be different from those described below. For purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. The Issuer intends to treat the possibility of making any of the above payments as remote or to treat such payments as incidental. Accordingly, the Issuer does not intend to treat the Notes as contingent payment debt instruments. The Issuer’s position will be binding on all holders, except a holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the Notes were acquired by such holder. However, the Issuer’s position is not binding on the IRS. If the IRS were to successfully challenge the Issuer’s position, a holder might be required to accrue ordinary income on the Notes in excess of stated interest and to treat as ordinary income, rather than capital gain, any income realized on the taxable disposition of the Notes before the resolution of the contingencies. In any event, if the Issuer actually makes any such additional payment, the timing, amount and character of a holder’s income, gain or loss with respect to the Notes may be affected. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.
Payments of Interest
It is expected, and this discussion assumes, that the Notes will not be treated as issued with “original issue discount” for U.S. federal income tax purposes. Accordingly, interest on a Note generally will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Subject to the discussion of exchange gain or loss below, interest the Issuer pays on a Note will generally constitute foreign source income and will generally constitute “passive category income” for U.S. foreign tax credit purposes. A U.S. Holder may be entitled to deduct or credit any non-U.S. withholding tax imposed on payments of interest, subject to complex limitations. Prospective purchasers should consult their tax advisors concerning the applicability of the foreign tax credit and source of income rules to interest income the Issuer pays on the Notes.
Payments of interest on the Notes will be denominated in euros. A U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the euro amount of interest received (including amounts received upon disposition of a Note attributable to accrued but unpaid interest) translated at the spot exchange rate in effect on the date such payment is received by such U.S. Holder, regardless of whether the payment is in fact converted into U.S. dollars on such date. A U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes generally will not recognize any foreign currency exchange gain or loss upon receipt of such interest payment with respect to a Note. A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of interest on a Note held by such U.S. Holder that accrued during the relevant accrual period (or portion thereof within the U.S. Holder’s applicable taxable year). The U.S. dollar value of such accrued interest income generally is determined by translating such interest income at the average rate of exchange for such accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the applicable taxable year). Alternatively, such U.S. Holder may elect to translate such interest income at the spot exchange rate on the last day of such accrual period (or, in the case of an accrual period that spans more than one taxable year, the spot exchange rate on the last day of the applicable taxable year) or, if the last day of an accrual period is within five business days of the date of receipt of the payment in respect of the related accrued interest, a U.S. Holder that has made such election may translate such accrued interest using the spot exchange rate on the date of receipt of such payment. The above election will apply to all debt obligations that a U.S. Holder holds at the beginning of the first taxable year to which the election applies and to all debt instruments that the U.S. Holder subsequently acquires. A U.S. Holder may not revoke this election without the consent of the IRS. A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes generally will recognize foreign currency exchange gain or loss with respect to such accrued interest income on the date the payment in respect of such interest income is received (including amounts received upon a disposition of a Note attributable to accrued but unpaid interest) if there is any difference between the exchange rate used to determine such interest income and the exchange rate on the date such payment is received (or the Note is disposed of). Such foreign currency exchange gain or loss generally will be treated as ordinary income or loss from sources within the United States. If such U.S. Holder receives a payment of interest in U.S. dollars, then the U.S. dollar amount received may not be equal to the U.S. dollar amount required to be recognized as interest income under the rules discussed above. Any difference between such amounts will give rise to foreign currency exchange gain or loss and be taxed as described above.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Upon the sale, exchange, redemption or other taxable disposition of a Note, except as otherwise noted below with respect to foreign currency exchange gain or loss, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the sum of all cash and the fair market value of all other property received on such disposition (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, will be treated as described above under “— Payments of Interest”), and (ii) such U.S. Holder’s tax basis in the Note. Subject to the discussion below regarding Notes that are traded on an established securities market, a U.S. Holder’s tax basis in a Note will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase, and a U.S. Holder that receives euros on the sale, exchange, redemption or other taxable disposition of a Note generally will have an amount realized equal to the U.S. dollar value of such euros translated at the spot rate of exchange on the date of such sale, exchange, redemption or other taxable disposition. If the Notes are traded on an established securities market, a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes, and an electing U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes, will determine the U.S. dollar values of its tax basis in the Note and the amount realized on the sale, exchange, redemption or other taxable disposition of a Note by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or disposition, respectively. The election available to accrual basis U.S. Holders discussed above must be applied consistently by the U.S. Holder from year to year and can be changed only with the consent of the IRS. An accrual basis U.S. Holder that has not elected to translate euro amounts at the spot rate of exchange on the settlement date generally will be required to recognize foreign currency exchange gain or loss (taxable as ordinary income or loss) upon receipt of payment in euros from the sale, exchange, redemption or other taxable disposition a Note equal to the difference between (1) the U.S. dollar value of the euro amount realized based on the spot rate of exchange on the date of such sale, exchange, redemption or other taxable disposition and (2) the U.S. dollar value of the euro amount realized based on the spot rate of exchange on the settlement date.
Subject to the foreign currency rules discussed below, gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder held the Note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.
A U.S. Holder generally will realize foreign currency exchange gain or loss upon such sale, exchange, redemption or other taxable disposition of a Note if there is any difference between (1) the spot rate of exchange on the date such U.S. Holder purchased such Note (or on the settlement date of such purchase, if applicable) and (2) the spot rate of exchange on the date such Note is disposed of (or on the settlement date of such disposition, if applicable). Such foreign currency exchange gain or loss generally will be treated as ordinary income or loss from sources within the United States. Such foreign currency exchange gain or loss, together with any foreign currency exchange gain or loss realized on such disposition in respect of accrued but unpaid interest, generally will be realized only to the extent of the total gain or loss realized by such U.S. Holder on such disposition.
Conversion or Other Taxable Disposition of Foreign Currency
A U.S. Holder generally will have a tax basis in the euros received as interest on or upon a sale, exchange, redemption or other taxable disposition of a Note equal to the U.S. dollar value of such euros when such euros are received. On a conversion or other taxable disposition of such euros, such U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of U.S. dollars or the fair market value in U.S. dollars of any other property received and (b) such U.S. holder’s tax basis in such euros. Any such gain or loss generally will be treated as ordinary income or loss from sources within the United States.
Backup Withholding and Information Reporting
In general, a U.S. Holder will be subject to U.S. federal backup withholding (currently, at a rate of 24%) on payments on the Notes and the proceeds of a sale or other taxable disposition of the Notes if such holder fails to provide its correct taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.
In addition, information reporting generally will apply to payments on the Notes and to the proceeds of the sale or other disposition (including a redemption) of a Note paid to a U.S. Holder unless such holder is an exempt recipient.
Reportable Transactions
A U.S. Holder that participates in any “reportable transaction” (as defined in applicable Treasury regulations) must attach to its U.S. federal income tax return a disclosure statement on IRS Form 8886. Under these Treasury regulations, a U.S. Holder that recognizes a foreign currency exchange loss with respect to the Notes would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the Treasury regulations. U.S. Holders should consult their own tax advisors as to the possible obligation to file IRS Form 8886 reporting foreign currency exchange loss arising from the Notes or any amounts received with respect to the Notes.
Information Reporting With Respect to Foreign Financial Assets
Certain U.S. Holders owning “specified foreign financial assets” with an aggregate value in excess of certain thresholds are generally required to file an information report with respect to such assets with their tax returns, subject to certain exceptions. The Notes may constitute specified foreign financial assets subject to these reporting requirements (unless the Notes are held in an account at certain financial institutions). U.S. Holders are urged to consult their tax advisors regarding the application of these rules to their ownership of the Notes.

CERTAIN DUTCH TAX CONSIDERATIONS
General
This Certain Dutch Tax Considerations section is intended as general information only and it does not present any comprehensive or complete description of all aspects of Dutch tax law which could be of relevance to a noteholder. Tax matters are complex, and the tax consequences of an investment in the Notes by a particular noteholder will depend in part on such holder’s circumstances. Accordingly, a holder is urged to consult its own tax advisor for a full understanding of the tax consequences of an investment in the Notes, including the applicability and effect of Dutch tax laws. For Dutch tax purposes, a noteholder may include an individual who or an entity that does not have the legal title of the Notes, but to whom nevertheless the Notes are attributed, based either on such individual or entity owning a beneficial interest in the Notes or based on specific statutory provisions. These include statutory provisions pursuant to which Notes are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Notes.
This paragraph is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date hereof, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.
For the purpose of this paragraph, “Dutch Taxes” shall mean taxes of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities. “The Netherlands” means the part of the Kingdom of the Netherlands located in Europe.
The statements below are based on the assumption that the terms of any Notes will not materially deviate from the terms and conditions as described in this prospectus supplement, in particular with regard to the status and ranking of the Notes.
Withholding Tax
Any payments of principal and interest by the Issuer under the Notes may, except in certain specific cases described below, be made free of withholding or deduction of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.
Withholding tax on certain (deemed) payments of interest may apply if the recipient of such payments is (i) not an individual and it is (deemed to be) affiliated (gelieerde) to the Issuer and (ii) the situation is (deemed to be) abusive. A situation is in principle considered abusive if:
(i)   such recipient is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-cooperatieve rechtsgebieden voor belastingdoeleinden) (“Designated Jurisdiction”); or
(ii)   such recipient is considered to have a permanent establishment located in a Designated Jurisdiction to which the interest is attributable; or
(iii)   such recipient is considered to be a resident in a jurisdiction that is not a Designated Jurisdiction and is considered to be entitled to the (deemed) payments of interest, with the main purpose or one of the main purposes to avoid taxation for another person, and the transaction is considered an artificial arrangement, transaction or a series of arrangements that has or have not been put in place for valid commercial reasons reflecting economic reality; or
(iv)   such recipient is not considered to be the recipient of the (deemed) payments of interest in its jurisdiction of residence, other than a Designated Jurisdiction, as the jurisdiction of residence treats another entity (in which it holds an interest) as the recipient of the (deemed) payments of interest; or
(v)   such recipient is not considered to be the recipient of the (deemed) payments of interest in its jurisdiction of incorporation, other than a Designated Jurisdiction, as the jurisdiction of incorporation does not treat the recipient as resident nor does any other jurisdiction treat such recipient as resident;
all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

The Designated Jurisdictions as of 1 January 2025 included American Samoa, Anguilla, Bahamas, Bahrain, Barbados, Bermuda, British Virgin Islands, Cayman Islands, Fiji, Guam, Guernsey, Isle of Man, Jersey, Palau, Panama, Russian Federation, Samoa, Trinidad and Tobago, Turkmenistan, Turks and Caicos Islands, U.S. Virgin Islands, and Vanuatu. This list is subject to change at least annually.
Generally, an entity is considered to be affiliated (gelieerde) to the Issuer if (i) such entity has a Qualifying Interest (as defined below) in the Issuer, (ii) the Issuer has a Qualifying Interest in such entity, or (iii) a third party has a Qualifying Interest in both the Issuer and such entity.
Subject to the discussion below, the term “Qualifying Interest” means a directly or indirectly held interest that enables the holder of such interest — either individually or jointly as part of a qualifying unity — to exercise a decisive influence on the decisions that can determine the activities of the entity in which the interest is held (within the meaning of case law of the European Court of Justice on the freedom of establishment (vrijheid van vestiging)). Fifty percent or more of the voting rights in the Issuer will in any event be considered sufficient to consider affiliation present. Entities that act together with the main purpose or one of the main purposes of avoiding the aforementioned interest withholding tax are considered a ‘qualifying unity’.
The rate of the conditional withholding tax on interest, in case it would fall due, is equal to the applicable headline corporate income tax rate (25.8% in 2025).
Taxes on Income and Capital Gains
This section does not describe the possible Dutch tax considerations or consequences that may be relevant to a noteholder:
(i)   who has a (fictitious) substantial interest (aanmerkelijk belang) in the Issuer within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet op de inkomstenbelasting 2001);
(ii)   who is an individual and for whom the income or capital gains derived from the Notes are attributable to employment activities, the income from which is taxable in the Netherlands;
(iii)   that is an entity which is, pursuant to the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969, “CITA”), not subject to Dutch corporate income tax or is in full or in part exempt from Dutch corporate income tax (such as pension funds);
(iv)   that is an investment institution (beleggingsinstelling) as described in article 6a or 28 of the CITA; or
(v)   that is an entity resident in Aruba, Curaçao or Sint Maarten which carries on an enterprise in Bonaire, Sint Eustatius or Saba through a permanent establishment (vaste inrichting) or permanent representative (vaste vertegenwoordiger) in Bonaire, Sint Eustatius or Saba to which permanent establishment, or permanent representative, the Notes are attributable.
Residents in the Netherlands
The description of certain Dutch tax consequences in this section is only intended for the following noteholders:
1.   individuals who are resident or deemed to be resident in the Netherlands for Dutch income tax purposes (“Dutch Individuals”); and
2.   entities that are subject to the CITA and are resident or deemed to be resident in The Netherlands for Dutch corporate income tax purposes (“Dutch Corporate Entities”).
Dutch Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities
Dutch Individuals are generally subject to income tax at statutory progressive rates with a maximum of 49.5 per cent. (2025) with respect to any benefits derived or deemed to be derived from the Notes (including any capital gains realised on the disposal thereof) that are either attributable to an enterprise from which a

Dutch Individual derives profits, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder), or attributable to miscellaneous activities (resultaat uit overige werkzaamheden), including, without limitation, activities which are beyond the scope of active portfolio investment activities.
Dutch Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities
Generally, a Dutch Individual who holds Notes (i) that are not attributable to an enterprise from which he derives profits as an entrepreneur or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, and (ii) from which he derives benefits which are not taxable as benefits from miscellaneous activities, will be subject annually to an income tax imposed on a fictitious yield on such Notes. The Notes held by such Dutch Individual will be taxed under the regime for savings and investments (inkomen uit sparen en beleggen) at a rate of 36% (in 2025). The annual taxable benefit of all the assets and liabilities of a Dutch Individual that are taxed under this regime, including the Notes, is in principle (but subject to the discussion below) set at a deemed return. The deemed return is between 1.44% and 5.88% per annum (in 2025). The applicable deemed return depends on the fair market value of such Dutch Individual’s net investments assets for the year reduced by the liabilities and by certain allowances and measured, in general, at the beginning of every calendar year.
In December 2021, however, the Dutch Supreme Court ruled that taxation under the regime for savings and investments violated the right to property and the prohibition of discrimination under the European Convention on Human Rights. In response to this ruling, the Dutch government amended the regime for savings and investments (as generally described above) in order to comply with the European Convention on Human Rights. In June 2024, however, the Dutch Supreme Court ruled that the proposed reparation legislation still violates the European Convention on Human Rights in cases where the deemed (flat rate) return is higher than the actual return.
Mindful of the above, a Dutch Individual who in a specific year has been subject to taxation under the regime for savings and investments on the basis of a deemed return (as generally described above) while their actual return was lower can object to the Dutch personal income tax assessment imposed for that specific year. If such Dutch Individual successfully substantiates that their actual return was lower than the deemed return, then that Dutch Individual will receive a compensation equal to the difference of the taxes paid and the taxes that should have been paid calculated based on the actual return under this regime.
Dutch Corporate Entities
Dutch Corporate Entities are generally subject to corporate income tax at the statutory rate of 25.8%. (2025) with respect to any benefits derived or deemed to be derived (including any capital gains realised on the disposal thereof) on the Notes. A reduced rate of 19% applies to the first EUR 200,000 of taxable profits (2025).
Non-residents in the Netherlands
A noteholder who is not a Dutch Individual and that is not a Dutch Corporate Entity will generally not be subject to any Dutch Taxes on income or capital gains in respect of the ownership and disposal of the Notes, except if:
(i)   the noteholder, whether an individual or not, derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, to which the Notes are attributable;
(ii)   the noteholder is an individual and derives benefits from miscellaneous activities carried out in the Netherlands in respect of the Notes, including (without limitation) activities which are beyond the scope of active portfolio investment activities;
(iii)   the noteholder is not an individual and is, other than by way of securities, entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise which enterprise is effectively managed in the Netherlands and to which enterprise the Notes are attributable; or

(iv)   the noteholder is an individual and is, other than by way of securities, entitled to a share in the profits of an enterprise, that is effectively managed in the Netherlands and to which enterprise the Notes are attributable.
Income derived from the Notes as specified under (i) and (ii) by an individual is subject to Dutch income tax at progressive rates up to a maximum rate of 49.5%. Income derived from a share in the profits of an enterprise as specified under (iv) that is not already included under (i) or (ii) will be taxed on the basis of a deemed return on savings and investments (as described above in “Residents in the Netherlands”).
Income derived from the Notes as specified under (i) and (iii) by an entity is subject to Dutch corporate income tax at up to a maximum rate of 25.8% (2025).
Gift and Inheritance Tax
No Dutch gift tax or inheritance tax is due in respect of any gift of the Notes by, or inheritance of the Notes on the death of, a noteholder, except if:
(i)   at the time of the gift or death of the noteholder, the noteholder is resident, or is deemed to be resident, in the Netherlands;
(ii)   the noteholder passes away within 180 days after the date of the gift of the Notes and is not, or not deemed to be, at the time of the gift, but is, or deemed to be, at the time of the noteholder’s death, resident in the Netherlands; or
(iii)   the gift of the Notes is made under a condition precedent and the noteholder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.
For purposes of Dutch gift and inheritance tax, an individual who is of Dutch nationality will be deemed to be resident in the Netherlands if he has been resident in the Netherlands at any time during the ten years preceding the date of the gift or the individual’s death. For purposes of Dutch gift tax, any individual, irrespective of the individual’s nationality, will be deemed to be resident in the Netherlands if he has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.
Value Added Tax
In general, no value added tax will arise in respect of payments in consideration for the issue of the Notes or in respect of a cash payment under the Notes, or in respect of a transfer of Notes.
Other Taxes and Duties
No other Dutch turnover tax, transfer tax or taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of a noteholder by reason only of the issue, acquisition or transfer of the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)
Barclays Bank PLC, Deutsche Bank Aktiengesellschaft and Goldman Sachs & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of 20 Notes
Barclays Bank PLC	€
Deutsche Bank Aktiengesellschaft
Goldman Sachs & Co. LLC
Total	€
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Investors will have no rights against the underwriters in respect of any expense incurred or loss suffered in these circumstances.
Underwriting Discounts
The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of, in the case of the 20  Notes,    % of the principal amount of such notes. After the initial offering, the public offering prices, concessions or any other terms of the offering may be changed.
The expenses of the offering, not including the underwriting discounts, are estimated at €      . The underwriters have agreed to reimburse us for certain of our expenses in connection with the offering.
New Issues of Notes
The Notes constitute a new issue of securities for which there is no established trading market. We intend to apply to list the Notes on the New York Stock Exchange (the “NYSE”). The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain it, and we may delist the Notes at any time. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement
We expect that delivery of the Notes will be made to investors on or about        , 2025, which will be the      business day following the date of this prospectus supplement (such settlement being referred to as “T+   ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+   , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.
No Sales of Similar Securities
We have agreed that we will not, prior to the consummation of this offering, without first obtaining the prior written consent of Barclays Bank PLC, Deutsche Bank Aktiengesellschaft and Goldman Sachs & Co. LLC, directly or indirectly, take any of the following actions with respect to any debt securities issued or guaranteed by the Issuer and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its debt securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the SEC a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, in each case except for the Notes sold to the underwriters pursuant to the underwriting agreement.
Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Price Stabilization
In connection with the issue of the Notes, Barclays Bank PLC (the “Stabilization Manager”) (or persons acting on behalf of the Stabilization Manager), may over-allot the Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or over-allotment will be conducted by the Stabilization Manager in accordance with applicable laws and regulations.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Other Relationships (Conflicts of Interest)
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their affiliates hold serve as joint lead arranger, joint bookrunner, co-syndication agent and/or lenders under the GXO Revolving Credit Facility, and/or hold a portion of the 1.650% Notes, and may receive a portion of the net proceeds from this offering that may be used to redeem, repurchase, satisfy and discharge, prepay or otherwise retire, as the case may be, our indebtedness under existing or future debt agreements.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Sales of the Notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more U.S.-registered broker-dealers in compliance with applicable securities laws and the rules of FINRA.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement, together with the accompanying prospectus, is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement, together with the accompanying prospectus, is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Brazil
The offer and sale of the Notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The Notes will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the Notes through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these notes on regulated securities markets in Brazil is prohibited.
Notice to Prospective Investors in Hong Kong
Each underwriter, severally and not jointly, has acknowledged that: (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended, the “FIEA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to Prospective Investors in the United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Dubai Financial Services Authority or the Abu Dhabi Global Market.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The Notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;
(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

such action does not require any document to be lodged with ASIC or the ASX.
Notice to Prospective Investors in South Korea
The Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the Foreign Exchange Transaction Law (the “FETL”). The Notes have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the Notes. By the purchase of the Notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Notes pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that require a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

WHERE YOU CAN FIND MORE INFORMATION
GXO files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, documents filed with the SEC by us will be available free of charge by accessing our website at www.investors.gxo.com under the heading Financial Information, or, alternatively, by directing a request by mail or telephone to GXO Logistics at Two American Lane, Greenwich, Connecticut 06831, (203) 489-1287. The web addresses of the SEC and GXO are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus supplement, information on those websites is not part of this prospectus supplement. We also furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm.
We are “incorporating by reference” into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We are “incorporating by reference” into this prospectus supplement the following documents that we have filed with the SEC, and our future filings with the SEC (other than information furnished and not filed, including under Item 2.02 or 7.01, in Current Reports on Form 8-K) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 18, 2025;

•
Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 8, 2025, August 6, 2025 and November 6, 2025, respectively

•
Current Reports on Form 8-K filed with the SEC on February 18, 2025, May 15, 2025, June 20, 2025 (Film No.: 251059248; Item 5.02 only), July 31, 2025 (Item 5.02 only), August 5, 2025 (Film No.: 251185988) and October 29, 2025 (Item 5.02 only); and

•
Definitive Proxy Statement on Schedule 14A, filed on April 17, 2025 (solely to the extent specifically incorporated by reference into GXO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 18, 2025).

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference but not delivered with the prospectus supplement. You can obtain free copies of such documents if you call us at (203) 489-1287 or write us at the following address:
GXO Logistics, Inc.
Two American Lane
Greenwich, CT 06831
Attention: Secretary
You may also visit our website at www.investors.gxo.com under the heading Financial Information for free copies of any such document.
This prospectus supplement and the accompanying prospectus or information incorporated by reference herein or therein may contain summaries of certain agreements that we have filed as exhibits to various SEC filings. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

LEGAL MATTERS
Certain matters with respect to the validity of the Notes offered by us pursuant to this prospectus supplement will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York and particular matters with respect to Dutch law will be passed upon by Baker & McKenzie Amsterdam N.V. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of GXO Logistics, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2024, contains an explanatory paragraph that states the Company acquired Wincanton plc. during 2024, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, Wincanton plc.’s internal control over financial reporting associated with approximately 9.9% of total assets, excluding associated goodwill and intangible assets, and approximately 11.8% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2024.

PROSPECTUS
GXO Logistics, Inc.
Two American Lane
Greenwich, Connecticut 06831
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Guarantees
GXO Logistics Capital B.V.
Achtseweg Noord 27
5651 GG Eindhoven
The Netherlands
Debt Securities
fully and unconditionally guaranteed by GXO Logistics, Inc.
GXO Logistics, Inc. (“GXO” or the “Company”) or certain selling securityholders may offer and sell to the public from time to time, in one or more series or issuances, GXO’s common stock, preferred stock, debt securities, warrants and units. GXO may also offer and sell to the public from time to time, in one or more series or issuances, guarantees of debt securities of GXO Logistics Capital B.V.
Any preferred stock, debt securities or warrants issued by GXO may be convertible or exercisable or exchangeable for common stock, preferred stock or other securities of GXO. Any debt securities issued by GXO may consist of debentures, notes or other types of debt and may be guaranteed by certain of GXO’s subsidiaries.
GXO Logistics Capital B.V. (“GXO Capital”), an indirect wholly-owned consolidated subsidiary of GXO, may offer and sell to the public from time to time, in one or more series or issuances, its debt securities, which will be fully and unconditionally guaranteed by GXO.
When GXO or GXO Capital, as applicable, offer securities pursuant to this prospectus, the applicable issuer will provide specific terms of the offering and the manner in which the securities will be offered in supplements to this prospectus. In addition, certain selling securityholders may offer and sell GXO’s securities from time to time, together or separately. GXO will provide specific information about any selling securityholders in one or more prospectus supplements. If GXO, GXO Capital or the selling securityholders use any agents, underwriters or dealers to sell the securities, the applicable issuer will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds GXO, GXO Capital or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement. See “Plan of Distribution.” The prospectus supplements may also add, update or change information contained in this prospectus.
Investing in the securities of GXO and GXO Capital involves risks. You should read this prospectus, including the risk factors incorporated herein by reference on page 3, and in any prospectus supplement, carefully before you invest in GXO’s or GXO Capital’s securities. The prospectus supplement applicable to each type or series of securities GXO or GXO Capital offers may contain a discussion of additional risks applicable to an investment in GXO or GXO Capital and the particular type of securities GXO or GXO Capital is offering under the prospectus supplement.
Shares of GXO’s common stock are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “GXO.” Other than for shares of GXO’s common stock, there is no market for the other securities we may offer.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 13, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement (the “registration statement”) that has been filed with the SEC. Under this shelf registration process, GXO may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings, and GXO Capital may sell, from time to time, debt securities, which will be fully and unconditionally guaranteed by GXO. The registration statement, including the attached exhibits and schedules, contains additional relevant information about GXO, GXO Capital and the securities. The registration statement can be read at the SEC’s website (http://www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities GXO, GXO Capital or any selling securityholder may offer. Each time GXO or GXO Capital sells securities, GXO or GXO Capital, as applicable, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in this prospectus under the heading “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires or unless the applicable prospectus supplement otherwise indicates, all references to: (i) the “Company,” “GXO,” “we,” “us” and “our” mean GXO Logistics, Inc., a Delaware corporation; (ii) “GXO Capital” mean GXO Logistics Capital B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) at Eindhoven, the Netherlands, its registered office at Achtseweg Noord 27, 5651 GG Eindhoven, The Netherlands and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under number 98594087; (iii) “securities” mean, collectively, shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and Units, and the GXO Capital Debt Securities; (iv) “Common Stock” mean shares of common stock of the Company, par value $0.01 per share; (v) “Preferred Stock” mean shares of preferred stock of the Company, par value $0.01 per share; (vi) “Debt Securities” mean the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (vii) “Warrants” mean warrants to purchase securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (viii) “Units” mean units consisting of one or more of GXO’s Common Stock, Preferred Stock, Debt Securities or Warrants of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; and (ix) “GXO Capital Debt Securities” mean the debt securities of GXO Capital that may be offered and sold pursuant to the registration statement to which this prospectus relates, which will be fully and unconditionally guaranteed by GXO.
We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Neither GXO nor GXO Capital has authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or any prospectus supplement or that is contained in any free writing prospectus issued by GXO or GXO Capital. Neither GXO nor GXO Capital take any responsibility for, and neither provide assurances as to the reliability of, any other information that others may give you. The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such

ii

restrictions. GXO and GXO Capital are only offering the securities in states where offers are permitted. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. GXO’s or GXO Capital’s business, financial condition, results of operations and prospects may have changed since that date.

iii

FORWARD-LOOKING STATEMENTS
This prospectus and other materials GXO and GXO Capital have filed or will file with the SEC contain or incorporate statements which constitute written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
Factors (including risks, uncertainties and assumptions) that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our respective customers’ demands; our ability to successfully integrate and realize anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the acquisition of Wincanton plc; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage its subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize its employees; risks associated with defined benefit plans for our current and former employees; our ability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fluctuations in customer confidence and spending; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to our reputation; a material disruption of our operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of our customers; the impact of potential cyber-attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully; our ability to achieve Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.
The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors.” In addition, GXO discusses certain of these matters more fully, as well as certain other factors that may affect its business operations, financial condition and results of operations, in its filings with the SEC, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and GXO assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY
GXO Logistics, Inc.
GXO Logistics, Inc., together with its subsidiaries, is the largest pure-play contract logistics provider in the world and a foremost innovator in the industry. We provide our customers with high-value-added warehousing and distribution, order fulfillment, e-commerce, reverse logistics and other supply chain services differentiated by our ability to deliver technology-enabled, customized solutions at scale. Our customers rely on us to move their goods, with high efficiency through their supply chains — from the moment goods arrive at our warehouses through fulfillment and distribution, and the management of returned products. Our customer base includes many blue-chip leaders in sectors that demonstrate high growth and/or durable demand, with significant growth potential through customer outsourcing of logistics services.
Our principal executive offices are located at Two American Lane, Greenwich, Connecticut 06831. Our telephone number is (203) 489-1287.
GXO Logistics Capital B.V.
GXO Logistics Capital B.V. was incorporated on October 15, 2025 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands., having its corporate seat in Eindhoven and its registered office is located at Achtseweg Noord 27, 5651 GG Eindhoven, the Netherlands. GXO Capital is registered with the trade register of the Dutch Chamber of Commerce in the Netherlands under number 98594087, and is an indirect wholly-owned finance subsidiary of GXO. GXO Capital’s telephone number is +31 88 588 13 14.
As permitted under Rule 13-01 of Regulation S-X, we have not included summarized financial information for GXO Capital, because it does not have any assets, liabilities, or operations as of December 31, 2024 or September 30, 2025 since it was not incorporated until October 15, 2025 and as such management believes such summarized financial information would be repetitive and would not provide incremental value to investors.
The Offering
Under this prospectus, the Company may offer and sell to the public, in one or more series or issuances, Common Stock, Preferred Stock, Debt Securities, Warrants and Units and guarantees of GXO Capital Debt Securities, or GXO Capital may offer and sell to the public, in one or more series or issuances, GXO Capital Debt Securities.

RISK FACTORS
An investment in the securities of GXO or GXO Capital involves risks. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” in GXO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and GXO’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as updated by annual, quarterly and other reports and documents GXO files with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and in any related prospectus supplement, and in the other documents that are incorporated by reference in this prospectus and any prospectus supplement for your securities. For more information, see “Where You Can Find More Information.”
Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

USE OF PROCEEDS
The net proceeds from the sales of the securities will be used as set forth in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, GXO will not receive any of the proceeds from sales of securities by selling securityholders, if any.
SECURITIES THAT MAY BE OFFERED
This prospectus contains summary descriptions of the Common Stock, Preferred Stock, Debt Securities, Warrants and Units and Parent Guarantees that GXO may offer and sell from time to time, and the GXO Capital Debt Securities that GXO Capital may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF GXO COMMON STOCK
The following is a description of the material terms of the Common Stock, as well as other material terms of GXO’s Amended and Restated Certificate of Incorporation, as may be amended from time to time (the “Company Certificate”), and GXO’s Second Amended and Restated Bylaws, as may be amended from time to time (the “Bylaws”). This description is only a summary. You should read it together with the Company Certificate and Bylaws, which are included as exhibits to the registration statement of which this prospectus is part and incorporated by reference herein.
General
GXO’s authorized capital stock consists of 300,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock.
As of November 11, 2025, there were 114,493,292 shares of GXO Common Stock issued and outstanding, and no shares of GXO Preferred Stock issued and outstanding.
Common Stock
Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Except as otherwise required by law and except for director elections (see below), whenever any corporate action is to be taken, such action will be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.
Common stockholders are entitled to share equally in the dividends, if any, that may be declared by GXO’s board of directors out of funds that are legally available to pay dividends, but only after payment of any dividends required to be paid on outstanding Preferred Stock, if any. Upon any voluntary or involuntary liquidation, dissolution or winding up of GXO, the common stockholders will be entitled to share ratably in all assets of GXO remaining after we pay all of our debts and other liabilities and any amounts we may owe to the holders of our Preferred Stock, if any.
Common stockholders do not have any preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of Preferred Stock that we will or may designate and issue.
Delaware law and the Bylaws permit us to issue uncertificated shares of Common Stock.
Corporate Governance
Responsible and appropriate corporate governance will ensure that our management always keeps stockholder interests in mind when crafting value-creating strategies at all levels of the organization.
Single Class Capital Structure.   GXO has a single class share capital structure with all stockholders entitled to vote for director nominees and each holder of Common Stock entitled to one vote per share.
Director Elections.   The election of directors in an uncontested election requires the affirmative vote of a majority of the votes cast (the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election) by holders of shares of our Common Stock at the meeting at which a quorum is present. If any incumbent director standing for re-election receives a greater number of votes “against” his or her election than votes “for” such election, the Bylaws require that such person promptly tender his or her resignation to our board of directors. Once an election is determined to be a contested election, directors are elected by a plurality of the votes cast at the meeting at which a quorum is present.
Majority Vote for Mergers and Other Business Combinations.   Mergers and other business combinations involving GXO are generally required to be approved by a majority of GXO’s outstanding shares of Common Stock where such stockholder approval is required.
Other Corporate Governance Features.   In addition to charters for GXO’s Audit Committee, Compensation Committee, and Nominating, Corporate Governance and Sustainability Committee, GXO

also has Corporate Governance Guidelines and a Code of Business Ethics. Also, GXO has implemented stock ownership guidelines for directors and senior executive officers, annual board performance evaluations, clawback and anti-hedging policies, prohibitions on option repricing in equity plans without stockholder approval, risk oversight procedures and other practices and protocols.
Anti-Takeover Effects of Various Provisions of Delaware Law, the Company Certificate and the Bylaws
Provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Company Certificate and the Bylaws could make it more difficult to acquire GXO by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of GXO to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure GXO outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute.   Section 203 of the DGCL, an anti-takeover statute, generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” generally is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock. A corporation may “opt out” of Section 203 of the DGCL in its certificate of incorporation. GXO did not “opt out” of, and is thus subject to, Section 203 of the DGCL.
Size of Board and Vacancies.   The Company Certificate and the Bylaws provide that the number of directors on our board of directors are fixed exclusively by our board of directors. The Bylaws will also provide that the size of the board of directors are not less than one nor more than twelve members. Any vacancies created in the board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause are filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors are appointed for a term expiring at the next annual meeting of stockholders, and until his or her successor has been elected and qualified.
Director Removal.   The Company Certificate and/or the Bylaws provide that stockholders may remove the Company’s directors with or without cause. Removal will require the affirmative vote of at least a majority of the Company’s voting stock.
Stockholder Action by Written Consent.   The Company Certificate expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or at a special meeting of GXO stockholders.
Special Stockholder Meetings.   The Company Certificate provides that the Chairman of the board of directors or the board of directors pursuant to a resolution adopted by a majority of the entire board of directors may call special meetings of our stockholders. Stockholders may not call special meetings of stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals.   The Company Certificate mandates that stockholder nominations for the election of directors be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as other requirements for stockholders making the proposals or nominations. Additionally, the bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting.   The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company Certificate does not provide for cumulative voting.
Undesignated Preferred Stock.   The Company Certificate authorizes 10,000,000 shares of undesignated Preferred Stock. As a result, our board of directors are permitted, without the approval of holders of our Common Stock, to issue shares of our Preferred Stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire GXO. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of GXO.
Limitation of Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Company Certificate includes such an exculpation provision. The Company Certificate and the Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of GXO, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be, and provide for exculpation for certain senior officers from monetary liability for certain fiduciary duty breaches, solely to the extent permitted under Section 102(b)(7) of the DGCL. The Company Certificate and the Bylaws also provide that we must indemnify and advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL. We are also expressly authorized to, and intend to, carry directors’ and officers’ insurance to protect GXO and our directors, officers, employees and agents from certain liabilities.
The limitation of liability and indemnification provisions that are in the Company Certificate and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Authorized but Unissued Shares of Common Stock
Authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without approval by the holders of our Common Stock. We are permitted to use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, employee benefit plans and as consideration for or to finance future acquisitions, investments or other purposes. The existence of authorized but unissued shares of our Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of GXO by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum
The Company Certificate provides that unless our board of directors otherwise determines, the state courts within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) are the sole and exclusive forum for any derivative action or proceeding brought on behalf of GXO, any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer of GXO to GXO or to GXO stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, any action asserting a claim against GXO or any current or former director or officer of GXO arising pursuant to any provision of the DGCL or the Company Certificate or the Bylaws, any action asserting a claim relating to or involving

GXO governed by the internal affairs doctrine, or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act, or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Company Certificate further provides that the federal district courts of the United States are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty of liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Listing
The Common Stock is listed on the NYSE under the symbol “GXO.”
Transfer Agent and Registrar
The transfer agent and registrar for GXO’s Common Stock is Computershare.

DESCRIPTION OF GXO PREFERRED STOCK
The following description of the terms of the Preferred Stock GXO may issue sets forth certain general terms and provisions of any series of Preferred Stock to which any prospectus supplement may relate. Particular terms of the Preferred Stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of Preferred Stock so offered will be described in the prospectus supplement relating to the applicable Preferred Stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of Preferred Stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of the Company Certificate relating to Preferred Stock.
GXO currently has 10,000,000 authorized shares of Preferred Stock, par value $0.01 per share. No shares of GXO Preferred Stock were issued and outstanding as of November 11, 2025. Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the other securities.
Pursuant to Delaware law and the Company Certificate, GXO’s Board of Directors by resolution may establish one or more series of Preferred Stock and fix the number of shares constituting such series, the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The Preferred Stock may be convertible into or exchangeable for Common Stock, Preferred Stock or other securities.
The Board, in approving the issuance of a series of Preferred Stock and the applicable prospectus supplement, will set forth with respect to such series, the following:
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the number of shares constituting such series;

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the designation of such series;

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the voting powers, if any, of the shares of such series; and

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the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

The terms of each series of Preferred Stock will be described in the prospectus supplement related to such series of Preferred Stock.

DESCRIPTION OF GXO DEBT SECURITIES
This prospectus describes certain general terms and provisions of the Debt Securities. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of the Debt Securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of Debt Securities. The Debt Securities will be issued under one or more base indentures, together with related authorizing resolutions, supplemental indentures or officer’s certificates, between us and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank National Association), as trustee, or another trustee named in the prospectus supplement (the “Trustee”), including under the Indenture dated as of July 2, 2021, between GXO Logistics, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee (together with any related authorizing resolutions, supplemental indentures or officer’s certificates, the “Existing Indenture”). We refer herein to each of the Existing Indenture and any other indenture under which Debt Securities will be issued pursuant to this prospectus as the “indenture”. The terms of the indenture and any Debt Securities issued thereunder will be set forth in the prospectus supplement relating to such Debt Securities.
We have summarized some terms of the Existing Indenture below. We expect that the terms of the indenture, if other than the Existing Indenture, will be substantially similar to the Existing Indenture; however, we will describe the specific terms of the Debt Securities to be issued under such indenture in a supplement to this prospectus. The below summary of the Existing Indenture is not complete. The Existing Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should read the Existing Indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. We sometimes refer below to specific sections of the Existing Indenture. When we do refer to specific sections contained in the Existing Indenture or terms defined in the Existing Indenture, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Existing Indenture, and you should refer to the Existing Indenture itself for detailed, specific, legal descriptions. In this section, “Description of GXO Debt Securities,” when we refer to “GXO,” “the Company,” “we,” “our” or “us,” we refer to GXO Logistics, Inc., not including its subsidiaries. Upon or prior to the issuance of any Debt Securities, the Existing Indenture will be made subject to and governed by the Trust Indenture Act of 1939.
Summary of the Existing Indenture
Ranking
The Debt Securities will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations. The Debt Securities will be structurally subordinated to all liabilities of our subsidiaries and will be effectively junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.
Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the Debt Securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
In addition, because the Debt Securities will not be guaranteed by any of our subsidiaries, claims in respect of the Debt Securities will be structurally subordinated to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of GXO as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.
Terms of the Debt Securities to be Described in the Prospectus Supplement
The Existing Indenture does not limit the amount of Debt Securities that we may issue under them. We may issue Debt Securities under the Existing Indenture up to an aggregate principal amount as we may authorize from time to time.

The prospectus supplement will describe the terms of any series of Debt Securities being offered, including:
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the title of the Debt Securities of such series;

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the aggregate principal amount (or any limit on the aggregate principal amount) of any such series of Debt Securities and, if any Debt Securities of such series are to be issued at a discount from their face amount, or with a premium, the method of computing the accretion of such discount or computing such premium for such series;

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the interest rate or method of calculation of the interest rate for such series;

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the date from which interest will accrue for such series;

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the record dates for interest payable on Debt Securities of such series;

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the dates when, places where and manner in which principal and interest are payable for such series;

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if there is more than one Trustee or a Trustee other than Computershare Trust Company, N.A., the identity of the Trustee and, if not the Trustee, the identity of each registrar, paying agent or authenticating agent with respect to such Debt Securities;

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the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company for such series;

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the terms of any redemption at the option of holders of such series of Debt Securities;

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the permissible denominations in which Debt Securities of such series are issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

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whether Debt Securities of such series will be issued in registered or bearer form and the terms of any such forms of Debt Securities;

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whether the Debt Securities of such series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions upon which such global security or securities may be exchanged in whole or in part for definitive securities; the depositary for such global security or securities; and the form of any legend or legends, if any, to be borne by any such global security or securities;

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the currency or currencies (including any composite currency) in which principal or interest or both may be paid and the agency or organization, if any, responsible for overseeing any composite currency for such series;

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if payments of principal or interest may be made in a currency other than that in which Debt Securities of such series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such Debt Securities are denominated and the currency in which such Debt Securities or any of them may be paid;

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whether the amount of payments of principal of or any interest on such series of Debt Securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

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provisions for electronic issuance of Debt Securities or issuance of Debt Securities of such series in uncertificated form;

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any events of default, covenants, defined terms and/or other terms;

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whether and upon what terms Debt Securities of such series may be defeased or discharged;

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the form of the Debt Securities of such series;

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any terms that may be required by or advisable under applicable law;

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the percentage of the principal amount of the Debt Securities of such series which is payable if the maturity of the Debt Securities of such series is accelerated in the case of Debt Securities issued at a discount from their face amount;

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whether Debt Securities of such series will or will not have the benefit of guarantees and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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whether the Debt Securities of such series are unsubordinated or subordinated Debt Securities, and if subordinated Debt Securities, the terms of such subordination;

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whether the Debt Securities of such series will be convertible into or exchangeable for other Debt Securities, capital stock or other securities of any kind of the Company or another person or persons, and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in relation thereto; and

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any other terms, which may supplement, modify or delete any provision of the indenture as it applies to that series.

We may from time to time, without notice to or the consent of the holders of any series of Debt Securities, create and issue further Debt Securities of any such series ranking equally with, and having the same terms and conditions as, the Debt Securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further Debt Securities); provided that if such additional Debt Securities are not fungible with the initial Debt Securities of such series for U.S. federal income tax purposes, such additional Debt Securities will have a separate CUSIP number.
Certain Covenants
Except as set forth below or unless otherwise indicated in the prospectus supplement with respect to any series of Debt Securities, neither we nor any of our subsidiaries are restricted by the Existing Indenture from:
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incurring any indebtedness or other obligation;

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paying dividends or making distributions on our capital stock or the capital stock of our subsidiaries; or

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purchasing or redeeming our capital stock or the capital stock of our subsidiaries.

In addition, we are not required to maintain any financial ratios or specified levels of net worth or liquidity.
The Existing Indenture contains the following principal covenants.
Limitation on Liens
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, if we or our domestic subsidiaries incur, issue, assume or guarantee any indebtedness and that indebtedness is secured by a Lien on any of our or our domestic subsidiaries’ principal properties, we will secure the Debt Securities of each series equally and ratably with, or prior to, such secured indebtedness, so long as such secured indebtedness shall be so secured.
The foregoing restriction does not apply, with respect to any series of Debt Securities, to:
(1)
Liens on property of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries, at the time such person becomes our subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our subsidiaries; provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease, or other disposition;

(2)
Liens on property existing at the time of acquisition by us or any of our subsidiaries of such property (which may include property previously leased by us or any of our subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition);

(3)
Liens on property to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(4)
Liens in favor of us or any of our subsidiaries;

(5)
Liens existing on the initial issue date of the Debt Securities of such series (other than any additional Debt Securities of such series);

(6)
Liens created to secure the Debt Securities of such series;

(7)
Liens incurred in connection with pollution control, industrial revenue or similar financings;

(8)
Liens on property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any of our subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(9)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any indebtedness secured by any Lien referred to in clauses (1) through (8) and (10), inclusive, provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property, and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii)(b) below), and (ii) the indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the indebtedness being refinanced) and (b) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount); or

(10)
Liens created in substitution of any Liens permitted by clauses (1) through (9), inclusive, provided that, (i) based on a good faith determination of a senior officer of the Company, the principal property encumbered by such substitute or replacement Lien is substantially similar in nature to the principal property encumbered by the otherwise permitted Lien that is being replaced, and (ii) the indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the indebtedness being refinanced) and (b) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount).

Notwithstanding the restrictions set forth in the preceding paragraph, we and our domestic subsidiaries are permitted to incur secured indebtedness which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Debt Securities of any series, provided that, after giving effect to such secured indebtedness, the outstanding aggregate principal amount of all such secured indebtedness (not including Liens permitted under clauses (1) through (10) above with respect to such series) does not exceed the greater of (a) 15% of Consolidated Total Assets calculated as of the date of the creation or incurrence of the Lien and (b) 15% of Consolidated Total Assets calculated as of the initial issue date of the Debt Securities of such series. We or our Domestic Subsidiaries may also, without equally and ratably securing the Debt Securities of any series, create or incur Liens that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence with respect to such series.
Merger, Consolidation or Sales of Assets
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, we may consolidate with or merge into another person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property to any other person, provided that:
(1)
(A) we are the continuing person, or (B) the successor formed from the consolidation or merger or the person that received the transfer of or leases the property (the “continuing entity”) is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, all of our obligations under the Debt Securities and the Existing Indenture;

(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the Existing Indenture; and

(3)
we or the continuing entity deliver to the Trustee an officer’s certificate and opinion of counsel stating that the transaction and (if a supplemental indenture is required in connection with such transaction) the supplemental indenture complies with this covenant and that all conditions precedent in the Existing Indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, if we are not the continuing person, then the continuing entity shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Existing Indenture and we will be released from all obligations and covenants under the Existing Indenture and the Debt Securities; provided that, in the case of a lease of all or substantially all of our property, we will not be released from any of the obligations or covenants under the Existing Indenture and the Debt Securities.
Notwithstanding the foregoing, any sale, conveyance, transfer, lease or other disposition of property between or among us and our subsidiaries will not be prohibited under the Existing Indenture.
Reports by the Issuer
During any time period in which the Trust Indenture Act applies to the indenture or any of the Debt Securities, we will file with the Trustee and the SEC such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC. We will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure) and posted on our website or otherwise publicly available.
Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture as to which the Trustee is entitled to rely conclusively on an officer’s certificate. The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.
Events of Default
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, each of the following is an “event of default” under the Existing Indenture for a series of Debt Securities:
(1)
a failure to pay principal of or premium, if any, on any Debt Security of such series, when due at its stated maturity date, upon any optional or mandatory redemption or otherwise;

(2)
a failure to pay interest on any Debt Security of such series, for 30 days after the date payment is due and payable, if the time of payment has not been extended or deferred;

(3)
a failure by us to comply with any covenant relating to the Debt Securities of such series, and the failure to comply continues for a period of 90 days after written notice to us by the Trustee or to us and the Trustee by the holders of 25% or more in aggregate principal amount of the outstanding Debt Securities of that series; and

(4)
the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the Existing Indenture.

If an event of default (other than an event of default resulting from various events of bankruptcy, insolvency or reorganization of the Company) with respect to the Debt Securities of any series occurs and is continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series, may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of, and any accrued and unpaid interest on, the Debt Securities of such series. In the case of an event of default with respect to the Debt Securities of any series resulting from various events of bankruptcy, insolvency or reorganization of the Company, the principal of, and any accrued and unpaid interest on, all outstanding Debt Securities of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Debt Securities. At any time after a declaration of acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind and annul the acceleration, by written notice to the Trustee, if all events of default, other than the nonpayment of accelerated principal and interest, if any, with respect to the Debt Securities of such series, have been cured or waived as provided in the Existing Indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series also have the right to waive past defaults, by written notice to the Trustee, other than the nonpayment of principal or interest, if any, on any outstanding Debt Securities of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the applicable Debt Securities.
The Existing Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Existing Indenture at the request of any holder of Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Debt Securities.
No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Existing Indenture or for the appointment of a receiver or trustee, or for any remedy under the Existing Indenture, unless:
•
that holder has previously given to the Trustee written notice of a continuing event of default with respect to such series of Debt Securities;

•
the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series have made written request, and offered indemnity reasonably satisfactory to the Trustee, to the Trustee to institute the proceeding as Trustee; and

•
the Trustee has failed to comply with the request for at least 60 days after receipt of the request and the offer of indemnity, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that Debt Security on or after the due dates expressed in that note and to institute suit for the enforcement of such payment.
If a default occurs and is continuing with respect to any series of Debt Securities and a responsible officer of the Trustee has received written notice thereof at the corporate trust office of the Trustee and such notice references such series of Debt Securities and the Existing Indenture and states that it is a “Notice of Default,” the Trustee shall give notice of the default to the holders of the Debt Securities within 45 days of having received such notice, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of such series of Debt Securities.
We are required to furnish to the Trustee an annual statement as to compliance with all conditions and covenants under the Existing Indenture.
Certain Definitions
The Existing Indenture contains the following defined terms:
“Consolidated Total Assets” means, as of the time of determination, total assets as reflected on our most recent consolidated balance sheet prepared as of the end of a fiscal quarter in accordance with GAAP which we shall have most recently filed with the SEC (or, if we are not required to so file, as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP) prior to the time at which Consolidated Total Assets is being determined. The calculation of Consolidated Total Assets shall give pro forma effect to any acquisition by or disposition of assets of the Company or any of our subsidiaries involving the payment or receipt by us or any of our subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter.
“domestic subsidiary” means any subsidiary of the Company of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in contract logistics, other than a subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) all or substantially all of whose assets consist of the capital stock of one or more subsidiaries which are not domestic subsidiaries, (c) a majority of whose voting stock is owned directly or indirectly by one or more subsidiaries of the Company which are not domestic subsidiaries or (d) does not own a principal property.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“indebtedness” means, with respect to any person, debt (other than Non-recourse Obligations) of such person for borrowed money.
“Lien” means any lien, security interest, pledge, mortgage, conditional sale or other title retention agreement or other similar encumbrance.
“Non-recourse Obligation” means indebtedness (A) substantially related to (1) the acquisition of assets not previously owned by the Company or any of its subsidiaries or (2) the financing of a project involving the development or expansion of our properties or properties of any of our subsidiaries or (B) renewing, refinancing, replacing or extending any of the types of indebtedness referred to in the preceding clause (A), in each case, as to which the obligee with respect to such indebtedness has no recourse to us or our assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof), provided that indebtedness will not fail to qualify as Non-recourse Obligations solely because the Company has indemnified any such obligee against damages resulting from or is otherwise obligated to such obligee in respect of exceptions to non-recourse liability in general usage (as determined in good faith by the board of directors of the Company, or a committee thereof, or any senior officer of the Company) in the relevant industry at the time such indebtedness is incurred (such as fraud, waste, misapplication of funds, failure to maintain insurance coverage, and environmental liability).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“principal property” means the land, improvements, buildings and fixtures constituting any research and development facility or service and support facility that is real property located within the territorial limits of the United States (excluding its territories and possessions and Puerto Rico) owned or leased by the Company or any of its domestic subsidiaries and having a net book value which, on the date of determination as to whether a property is a principal property is being made, exceeds 2% of our Consolidated Total Assets, other than (a) any such facility as any of our board of directors (or a committee thereof) determines in good faith is not of material importance to the total business conducted, or assets owned, by us and our subsidiaries, taken as a whole, and (b) our principal corporate offices.
“property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
“SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of the indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“senior officer” of any specified person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.
“subsidiary” means any corporation or other entity of which at least a majority of the outstanding capital stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation or other entity, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our subsidiaries, or by us and one or more of our subsidiaries.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or managers of such person (or if such person is a partnership, the board of directors or other governing body of the general partner of such person).
Amendments, Supplements and Waivers
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, we and the Trustee may amend or supplement the Existing Indenture or the Debt Securities of a series, without notice to or consent of any holder of such series, to:
•
cure any ambiguity or to correct or supplement any provision of the Existing Indenture which may be defective or inconsistent with any other provision in the Existing Indenture or the Debt Securities of any series;

•
comply with the provisions of the Existing Indenture regarding the consolidation or merger of the Company or the sale, conveyance, transfer, lease or other disposition of all or substantially all of our property;

•
create a series of Debt Securities and establish its terms;

•
provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

•
add a guarantor or obligor in respect of any series of Debt Securities;

•
secure any series of Debt Securities;

•
add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company by the Existing Indenture;

•
add any additional events of default for the benefit of holders of all or any series of Debt Securities;

•
comply with requirements of the SEC in order to effect or maintain the qualification of the Existing Indenture under the Trust Indenture Act;

•
evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Existing Indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such Existing Indenture or supplemental indenture by more than one trustee pursuant to the requirements set forth in the Existing Indenture;

•
make any change that does not adversely affect the rights of any holder in any material respect; or

•
conform the provisions of the Existing Indenture to the final offering document in respect of any series of Debt Securities.

With the exceptions discussed below, we and the Trustee may amend or supplement the Existing Indenture or the Debt Securities of a series with the written consent of the holders of at least a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (voting as one class). In addition, the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by a waiver (voting as one class) may waive any existing default under, or compliance with, any provision of the Debt Securities of each such series or of the Existing Indenture relating to such series, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, Debt Securities.
Without the consent of each holder of Debt Securities affected, we and the Trustee may not:
•
change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, such Debt Securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•
make any change to the provision of the Existing Indenture relating to the waiver of past defaults, except to increase the percentage in principal amount of Debt Securities of any series the consent of whose holders is required for any waiver or to provide that certain other provisions of the Existing Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Securities affected thereby;

•
waive a continuing default or event of default in the payment of principal of or interest on any Debt Security or a continuing default of event of default in respect of a covenant or a provision in the Exiting Indenture that cannot be modified or amended with the consent of all holders of the applicable Debt Securities; or

•
reduce the percentage in principal amount of Debt Securities of any series the consent of whose holders is required for any amendment, supplement or waiver.

Any authorizing resolutions, officer’s certificate or supplemental indenture which changes or eliminates any covenant or other provision of the Existing Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights of the holders of Debt Securities of any other series.
The right of any holder of Debt Securities to participate in any consent required or sought pursuant to any provision of the Existing Indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of

Debt Securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the Existing Indenture.
Satisfaction and Discharge
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, the Existing Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series (except as to any surviving rights of conversion or transfer or exchange of any Debt Securities of such series expressly provided for in the Existing Indenture or in the form of Debt Security for such series), and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging such satisfaction and discharge of the Existing Indenture with respect to such series of Debt Securities, when:
(1)   all Debt Securities of such series theretofore authenticated and delivered (other than Debt Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in the Existing Indenture and Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the Existing Indenture) have been delivered to the Trustee for cancellation in accordance with the terms of the Existing Indenture, or, if not delivered to the Trustee, such Debt Securities of such series (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in the case of clauses (1)(A), (B) and (C) above, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose an amount of money in the currency in which the Debt Securities of such series are payable or government obligations or a combination thereof sufficient (in the case of government obligations or a combination of money and government obligations, in the opinion of a nationally recognized firm of independent public accountants) to pay and discharge the entire indebtedness on the Debt Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Debt Securities of such series, on the date of such deposit or to the maturity or redemption date, as the case may be; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the stated maturity or the redemption date calculated as of the date of the deposit, with any deficit on the stated maturity or redemption date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the stated maturity or redemption date, as applicable; provided, further, any Applicable Deficit shall be set forth in an officer’s certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the stated maturity or on the redemption date, as applicable;
(2)   the Company has paid or caused to be paid all other sums payable under the Existing Indenture by the Company;
(3)   the Company has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the Debt Securities of such series at maturity or redemption, as the case may be; and
(4)   the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel (as specified in the Existing Indenture).
Legal Defeasance and Covenant Defeasance
The Company may, unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, at its option and at any time, elect either “legal defeasance” or “covenant defeasance” be applied to the Debt Securities of any series as described below:
(a)   The Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Debt Securities of such series on the date the applicable conditions set forth below are satisfied (“legal defeasance”). Legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Debt Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of certain limited sections and matters under the Existing Indenture, and the Company shall be deemed to have satisfied all its other obligations under the Debt Securities of such series and the Existing Indenture insofar as such Debt Securities are concerned, subject to certain exceptions set forth in the Existing Indenture.
(b)   The Company shall be released and discharged from the obligations under the covenants described under the sections of the prospectus captioned “Merger, Consolidation or Sales of Assets” and “Limitation on Liens” and Section 4.05 of the Existing Indenture with respect to such series of Debt Securities on and after the date the conditions set forth below are satisfied (“covenant defeasance”), and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, and such omission to comply shall not constitute a default or an event of default with respect to such series of Debt Securities.
The following shall be the conditions to the application of either legal defeasance or covenant defeasance of any series of Debt Securities:
(1)   The Company shall have irrevocably deposited in trust with the Trustee (or another qualifying trustee) money in the currency in which the Debt Securities of such series are payable or government obligations or a combination thereof in such amounts and at such times as are sufficient (in the case of government obligations or a combination of money and government obligations, in the opinion of a nationally recognized firm of independent public accountants), to pay the principal of and interest on the outstanding Debt Securities of such series to maturity or redemption;
(2)   No default or event of default (other than a default or event of default resulting from non-compliance with any covenant from which the Company is released upon effectiveness of such legal defeasance or covenant defeasance, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;
(3)   Such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company is a party or by which it or any of its property is bound;
(4)   (i) In the case of legal defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the issue date pertaining to such series of Debt Securities, there has been a change in the applicable federal income tax law, in either case stating that, and based thereon such opinion of counsel shall state that, or (ii) in the case of covenant defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States stating that, in the case of clauses (i) and (ii), and subject to customary assumptions and exclusions, holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(5)   The Company shall have delivered to the Trustee an officer’s certificate, stating that the deposit made under clause (1) was not made by the Company with the intent of preferring the holders of the Debt Securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and
(6)   The Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all such conditions precedent relating to defeasance have been complied with.
Governing Law
The Existing Indenture provides that the Existing Indenture and the Debt Securities of each series shall be governed by and construed in accordance with the laws of the State of New York.

Jurisdiction
The Existing Indenture provides that the Company and the Trustee, and each holder of a Debt Security by its acceptance thereof, (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, over any suit, action or proceeding arising out of or relating to the Existing Indenture and (ii) to the fullest extent permitted by applicable law, irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
The Trustee
The Existing Indenture provides that, except during the continuance of an event of default, the Trustee need perform only such duties as are specifically set forth in the Existing Indenture. During the existence of an event of default with respect to Debt Securities of any series, the Trustee must, prior to the receipt of direction from the holders of a majority in principal amount of the Debt Securities of such series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

DESCRIPTION OF GXO WARRANTS
GXO may issue Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities. Warrants may be issued independently or together with shares of Common Stock, Preferred Stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant certificate to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant certificate that will be filed with the SEC in connection with the offering of such Warrants.
GXO currently has no Warrants outstanding that are exercisable for shares of GXO Common Stock, shares of GXO Preferred Stock or GXO’s Debt Securities as of November 11, 2025.
The prospectus supplement relating to a particular issue of Warrants will describe the terms of such Warrants, including the following:
•
the title of such Warrants;

•
the offering price for such Warrants, if any;

•
the aggregate number of such Warrants;

•
the designation and terms of the securities purchasable upon exercise of such Warrants;

•
if applicable, the designation and terms of the securities with which such Warrants are issued and the number of such Warrants issued with each such security;

•
if applicable, the date from and after which such Warrants and any securities issued therewith will be separately transferable;

•
the principal amount of Debt Securities purchasable upon exercise of a Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities or other property) and the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise;

•
the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time;

•
whether the Warrants represented by the warrant certificates or Debt Securities that may be issued upon exercise of the Warrants will be issued in registered or bearer form;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the anti-dilution provisions of such Warrants, if any;

•
the redemption or call provisions, if any, applicable to such Warrants; and

•
any additional terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF GXO UNITS
GXO may issue Units consisting of one or more of GXO’s Common Stock, Preferred Stock, Debt Securities or Warrants.
The prospectus supplement relating to a particular issue of Units will describe the terms of such Units, including the following:
•
the terms of the Units and of any of GXO’s Common Stock, Preferred Stock, Debt Securities or Warrants comprising the Units, including whether and under what circumstances the securities comprising the Units may be traded separately;

•
a description of the terms of any Unit agreement governing the Units; and

•
a description of the provisions for the payment, settlement, transfer or exchange of the Units.

DESCRIPTION OF GXO CAPITAL DEBT SECURITIES
This prospectus describes certain general terms and provisions of the GXO Capital Debt Securities. When we offer to sell a particular series of GXO Capital Debt Securities, we will describe the specific terms of the GXO Capital Debt Securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of GXO Capital Debt Securities. The GXO Capital Debt Securities will be issued under one or more base indentures, together with related authorizing resolutions, supplemental indentures or officer’s certificates, to be entered into between GXO Logistics Capital B.V., as issuer, GXO Logistics, Inc., as guarantor (“GXO”), and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), a form of which is attached hereto as Exhibit 4.2 (together with any related authorizing resolutions, supplemental indentures or officer’s certificates, the “GXO Capital Indenture”). We refer herein to each of the GXO Capital Indenture and any other indenture under which GXO Capital Debt Securities will be issued pursuant to this prospectus as the “GXO Capital indenture”. The terms of the GXO Capital indenture and any GXO Capital Debt Securities issued thereunder will be set forth in the prospectus supplement relating to such GXO Capital Debt Securities.
We have summarized some terms of the GXO Capital Indenture below. We expect that the terms of the GXO Capital indenture, if other than the GXO Capital Indenture, will be substantially similar to the GXO Capital Indenture; however, we will describe the specific terms of the GXO Capital Debt Securities to be issued under such indenture in a supplement to this prospectus. The below summary of the GXO Capital Indenture is not complete. The GXO Capital Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should read the GXO Capital Indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. We sometimes refer below to specific sections of the GXO Capital Indenture. When we do refer to specific sections contained in the GXO Capital Indenture or terms defined in the GXO Capital Indenture, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the GXO Capital Indenture, and you should refer to the GXO Capital Indenture itself for detailed, specific, legal descriptions. In this section, “Description of GXO Capital Debt Securities,” when we refer to “GXO B.V.,” the “Issuer,” the “Company,” “we,” “our” or “us,” we refer to GXO Logistics Capital B.V., not to GXO, any of its subsidiaries (other than GXO Logistics Capital B.V.) or any subsidiaries of GXO Logistics Capital B.V. In this section, “Description of GXO Capital Debt Securities,” when we refer to “GXO,” we refer to GXO Logistics, Inc. and not to any subsidiaries of GXO. Upon or prior to the issuance of any GXO Capital Debt Securities, the GXO Capital Indenture will be made subject to and governed by the Trust Indenture Act of 1939.
Summary of the GXO Capital Indenture
Ranking
The GXO Capital Debt Securities will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations. The GXO Capital Debt Securities will be structurally subordinated to all liabilities of our subsidiaries and will be effectively junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.
Because a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the GXO Capital Debt Securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
In addition, because the GXO Capital Debt Securities will not be guaranteed by any of our subsidiaries, claims in respect of the GXO Capital Debt Securities will be structurally subordinated to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of GXO B.V. as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Parent Guarantee
GXO will fully and unconditionally guarantee to each holder of the GXO Capital Debt Securities and to the Trustee the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of GXO B.V. under the GXO Capital Indenture and the GXO Capital Debt Securities, whether for payment of principal of, or interest on or premium, if any, on, the GXO Capital Debt Securities and all other monetary obligations of GXO B.V. under the GXO Capital Indenture and the GXO Capital Debt Securities (GXO’s guarantee, the “Parent Guarantee”). The GXO Capital Debt Securities will not be guaranteed by any of GXO’s or the Issuer’s subsidiaries. The Parent Guarantee is set forth in the GXO Capital Indenture. GXO’s guarantee of the GXO Capital Debt Securities shall be automatically released and discharged, with respect to any series of GXO Capital Debt Securities, upon (a) the exercise by the Issuer of its legal defeasance option with respect to such GXO Capital Debt Securities or (b) the discharge of the Issuer’s obligations under the GXO Capital Indenture in respect of such GXO Capital Debt Securities in accordance with the terms of the GXO Capital Indenture.
The Parent Guarantee will be GXO’s unsecured and unsubordinated obligation and will rank equally in right of payment with all of GXO’s other unsecured and unsubordinated obligations. The Parent Guarantee will be effectively junior to all of GXO’s secured indebtedness to the extent of the value of the assets securing such indebtedness.
Because a significant part of GXO’s operations is conducted through subsidiaries, a significant portion of its cash flow, and consequently, its ability to service debt, including the Parent Guarantee, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to GXO in the form of dividends or other transfers.
In addition, because the GXO Capital Debt Securities will not be guaranteed by any of GXO’s subsidiaries, claims in respect of the Parent Guarantee will be structurally subordinated to claims of creditors against our subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the GXO Capital Debt Securities, the Issuer), including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that GXO is recognized as a creditor of our subsidiary. Any claims of GXO as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by GXO.
Terms of the GXO Capital Debt Securities to be Described in the Prospectus Supplement
The GXO Capital Indenture does not limit the amount of GXO Capital Debt Securities that we may issue under them. We may issue GXO Capital Debt Securities under the GXO Capital Indenture up to an aggregate principal amount as we may authorize from time to time.
The prospectus supplement will describe the terms of any series of GXO Capital Debt Securities being offered, including:
•
the title of the GXO Capital Debt Securities of such series;

•
the aggregate principal amount (or any limit on the aggregate principal amount) of any such series of GXO Capital Debt Securities and, if any GXO Capital Debt Securities of such series are to be issued at a discount from their face amount, or with a premium, the method of computing the accretion of such discount or computing such premium for such series;

•
the interest rate or method of calculation of the interest rate for such series;

•
the date from which interest will accrue for such series;

•
the record dates for interest payable on GXO Capital Debt Securities of such series;

•
the dates when, places where and manner in which principal and interest are payable for such series;

•
if there is more than one Trustee or a Trustee other than Computershare Trust Company, N.A., the identity of the Trustee and, if not the Trustee, the identity of each registrar, paying agent or authenticating agent with respect to such GXO Capital Debt Securities;

•
the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company for such series;

•
the terms of any redemption at the option of holders of such series of GXO Capital Debt Securities;

•
the permissible denominations in which GXO Capital Debt Securities of such series are issuable, if different from €100,000 and multiples of €1,000 in excess thereof;

•
whether GXO Capital Debt Securities of such series will be issued in registered or bearer form and the terms of any such forms of GXO Capital Debt Securities;

•
whether the GXO Capital Debt Securities of such series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions upon which such global security or securities may be exchanged in whole or in part for definitive securities; the depositary for such global security or securities; and the form of any legend or legends, if any, to be borne by any such global security or securities;

•
the currency or currencies (including any composite currency) in which principal or interest or both may be paid and the agency or organization, if any, responsible for overseeing any composite currency for such series;

•
if payments of principal or interest may be made in a currency other than that in which GXO Capital Debt Securities of such series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such GXO Capital Debt Securities are denominated and the currency in which such GXO Capital Debt Securities or any of them may be paid;

•
whether the amount of payments of principal of or any interest on such series of GXO Capital Debt Securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

•
provisions for electronic issuance of GXO Capital Debt Securities or issuance of GXO Capital Debt Securities of such series in uncertificated form;

•
any events of default, covenants, defined terms and/or other terms;

•
whether and upon what terms GXO Capital Debt Securities of such series may be defeased or discharged;

•
the form of the GXO Capital Debt Securities of such series;

•
any terms that may be required by or advisable under applicable law (including the laws of the Netherlands);

•
the percentage of the principal amount of the GXO Capital Debt Securities of such series which is payable if the maturity of the GXO Capital Debt Securities of such series is accelerated in the case of GXO Capital Debt Securities issued at a discount from their face amount;

•
whether GXO Capital Debt Securities of such series will or will not have the benefit of guarantees and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•
whether the GXO Capital Debt Securities of such series are unsubordinated or subordinated GXO Capital Debt Securities, and if subordinated GXO Capital Debt Securities, the terms of such subordination;

•
whether the GXO Capital Debt Securities of such series will be convertible into or exchangeable for other GXO Capital Debt Securities, capital stock or other securities of any kind of the Company or another person or persons, and, if so, the terms and conditions upon which such GXO Capital Debt Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in relation thereto; and
•
any other terms, which may supplement, modify or delete any provision of the GXO Capital indenture as it applies to that series.

We may from time to time, without notice to or the consent of the holders of any series of GXO Capital Debt Securities, create and issue further GXO Capital Debt Securities of any such series ranking equally with, and having the same terms and conditions as, the GXO Capital Debt Securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further GXO Capital Debt Securities); provided that if such additional GXO Capital Debt Securities are not fungible with the initial GXO Capital Debt Securities of such series for U.S. federal income tax purposes, such additional GXO Capital Debt Securities will have a separate CUSIP number.
Certain Covenants
Except as set forth below or unless otherwise indicated in the prospectus supplement with respect to any series of GXO Capital Debt Securities, neither GXO nor any of its subsidiaries (including the Company) are restricted by the GXO Capital Indenture from:
•
incurring any indebtedness or other obligation;

•
paying dividends or making distributions on our capital stock or the capital stock of our subsidiaries; or

•
purchasing or redeeming our capital stock or the capital stock of our subsidiaries.

In addition, neither GXO nor any of its subsidiaries are required to maintain any financial ratios or specified levels of net worth or liquidity.
The GXO Capital Indenture contains the following principal covenants.
Limitation on Liens
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, if GXO or its domestic subsidiaries incur, issue, assume or guarantee any indebtedness and that indebtedness is secured by a Lien on any of its or its domestic subsidiaries’ principal properties, we will secure the GXO Capital Debt Securities of each series equally and ratably with, or prior to, such secured indebtedness, so long as such secured indebtedness shall be so secured.
The foregoing restriction does not apply, with respect to any series of GXO Capital Debt Securities, to:
(1)
Liens on property of a person existing at the time such person is merged into or consolidated with GXO or any of its subsidiaries, at the time such person becomes GXO’s subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to GXO or any of its subsidiaries; provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease, or other disposition;

(2)
Liens on property existing at the time of acquisition by GXO or any of its subsidiaries of such property (which may include property previously leased by GXO or any of its subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition);

(3)
Liens on property to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(4)
Liens in favor of GXO or any of its subsidiaries;

(5)
Liens existing on the initial issue date of the GXO Capital Debt Securities of such series (other than any additional GXO Capital Debt Securities of such series);

(6)
Liens created to secure the GXO Capital Debt Securities of such series;

(7)
Liens incurred in connection with pollution control, industrial revenue or similar financings;

(8)
Liens on property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit GXO or any of its subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(9)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any indebtedness secured by any Lien referred to in clauses (1) through (8) and (10), inclusive, provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property, and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii)(b) below), and (ii) the indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the indebtedness being refinanced) and (b) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount); or

(10)
Liens created in substitution of any Liens permitted by clauses (1) through (9), inclusive, provided that, (i) based on a good faith determination of a senior officer of GXO, the principal property encumbered by such substitute or replacement Lien is substantially similar in nature to the principal property encumbered by the otherwise permitted Lien that is being replaced, and (ii) the indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the indebtedness being refinanced) and (b) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount).

Notwithstanding the restrictions set forth in the preceding paragraph, GXO and its domestic subsidiaries are permitted to incur secured indebtedness which would otherwise be subject to the foregoing restrictions without equally and ratably securing the GXO Capital Debt Securities of any series, provided that, after giving effect to such secured indebtedness, the outstanding aggregate principal amount of all such secured indebtedness (not including Liens permitted under clauses (1) through (10) above with respect to such series) does not exceed the greater of (a) 15% of Consolidated Total Assets calculated as of the date of the creation or incurrence of the Lien and (b) 15% of Consolidated Total Assets calculated as of the initial issue date of the GXO Capital Debt Securities of such series. GXO or its domestic subsidiaries may also, without equally and ratably securing the GXO Capital Debt Securities of any series, create or incur Liens that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence with respect to such series.
Merger, Consolidation or Sales of Assets
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, we may consolidate with or merge into another person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property to any other person, provided that:
(1)
(A) we are the continuing person, or (B) the successor formed from the consolidation or merger or the person that received the transfer of or leases the property (the “continuing entity”) is a person organized and existing under the laws of the Netherlands, the United States, any state thereof or the District of Columbia, any country which is, on the date of the execution of the GXO Capital Indenture, a member state of the European Union, Canada or the United Kingdom, and expressly assumes, by a supplemental indenture, all of our obligations under the GXO Capital Debt Securities and the GXO Capital Indenture;
(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the GXO Capital Indenture; and

(3)
we or the continuing entity deliver to the Trustee an officer’s certificate and opinion of counsel stating that the transaction and (if a supplemental indenture is required in connection with such transaction) the supplemental indenture complies with this covenant and that all conditions precedent in the GXO Capital Indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, if the Issuer is not the continuing person, then the continuing entity shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the GXO Capital Indenture and the Issuer will be released from all obligations and covenants under the GXO Capital Indenture and the GXO Capital Debt Securities; provided that, in the case of a lease of all or substantially all of our property, we will not be released from any of the obligations or covenants under the GXO Capital Indenture and the GXO Capital Debt Securities.
Notwithstanding the foregoing, any sale, conveyance, transfer, lease or other disposition of property between or among the Company and its subsidiaries will not be prohibited under the GXO Capital Indenture.
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, GXO may consolidate with or merge into another person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property to any other person, provided that:
(1)
(A) GXO is the continuing person, or (B) the successor formed from the consolidation or merger or the person that received the transfer of or leases the property (the “continuing guarantor entity”) is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, all of GXO’s obligations under the Parent Guarantee;

(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the GXO Capital Indenture; and

(3)
GXO or the continuing guarantor entity delivers to the Trustee an officer’s certificate and opinion of counsel stating that the transaction and (if a supplemental indenture is required in connection with such transaction) the supplemental indenture complies with this covenant and that all conditions precedent in the GXO Capital Indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, if GXO is not the continuing person, then the continuing entity shall succeed to, and be substituted for, and may exercise every right and power of GXO under the GXO Capital Indenture and GXO will be released from all obligations and covenants under the GXO Capital Indenture, the Parent Guarantee and the GXO Capital Debt Securities; provided that, in the case of a lease of all or substantially all of GXO’s property, GXO will not be released from any of the obligations or covenants under the GXO Capital Indenture, the Parent Guarantee and the GXO Capital Debt Securities applicable to it.
Notwithstanding the foregoing, any sale, conveyance, transfer, lease or other disposition of property between or among GXO and its subsidiaries will not be prohibited under the GXO Capital Indenture.
Reports by GXO
During any time period in which the Trust Indenture Act applies to the GXO Capital indenture or any of the GXO Capital Debt Securities, GXO will file with the Trustee and the SEC such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC. GXO will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure) and posted on GXO’s website or otherwise publicly available.
Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including GXO’s compliance with any of its covenants under the GXO Capital indenture as to which the Trustee is entitled to rely conclusively on an officer’s certificate of GXO. The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.
Events of Default
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, each of the following is an “event of default” under the GXO Capital Indenture for a series of GXO Capital Debt Securities:
(1)
a failure to pay principal of or premium, if any, on any GXO Capital Debt Security of such series, when due at its stated maturity date, upon any optional redemption or otherwise;

(2)
a failure to pay interest on any GXO Capital Debt Security of such series, for 30 days after the date payment is due and payable, if the time of payment has not been extended or deferred;

(3)
a failure by us or GXO to comply with any covenant relating to the GXO Capital Debt Securities of such series, and the failure to comply continues for a period of 90 days after written notice to us and GXO by the Trustee or to us, GXO and the Trustee by the holders of 25% or more in aggregate principal amount of the outstanding GXO Capital Debt Securities of that series;

(4)
the occurrence of various events of bankruptcy, insolvency or reorganization involving GXO or us as provided in the GXO Capital Indenture; and

(5)
other than by reason of release of the Guarantor in accordance with the terms of the GXO Capital Indenture, the Parent Guarantee ceasing for any reason to be in full force and effect relating to such series of GXO Capital Debt Securities, or GXO denying or disaffirming in writing its obligations under the Parent Guarantee relating to the GXO Capital Debt Securities of such series, and such Parent Guarantee not being issued or returned to full force and effect within, or the denial or disaffirmation not being rescinded, by the date that is 10 days after receipt of a specified written notice to GXO from the Trustee or a holder of GXO Capital Debt Securities.

If an event of default (other than an event of default resulting from various events of bankruptcy, insolvency or reorganization of the Company or GXO) with respect to the GXO Capital Debt Securities of any series occurs and is continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding GXO Capital Debt Securities of such series, may, by a notice in writing to us and GXO (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of, and any accrued and unpaid interest on, the GXO Capital Debt Securities of such series. In the case of an event of default with respect to the GXO Capital Debt Securities of any series resulting from various events of bankruptcy, insolvency or reorganization of the Company or GXO, the principal of, and any accrued and unpaid interest on, all outstanding GXO Capital Debt Securities of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of GXO Capital Debt Securities. At any time after a declaration of acceleration with respect to the GXO Capital Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding GXO Capital Debt Securities of such series may rescind and annul the acceleration, by written notice to the Trustee, if all events of default, other than the nonpayment of accelerated principal and interest, if any, with respect to the GXO Capital Debt Securities of such series, have been cured or waived as provided in the GXO Capital Indenture. The holders of a majority in aggregate principal amount of the outstanding GXO Capital Debt Securities of such series also have the right to waive past defaults, by written notice to the Trustee, other than the nonpayment of principal or interest, if any, on any outstanding GXO Capital Debt Securities of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the applicable GXO Capital Debt Securities.
The GXO Capital Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the GXO Capital Indenture at the request of any holder of GXO Capital Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding GXO Capital Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such GXO Capital Debt Securities.
No holder of any GXO Capital Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the GXO Capital Indenture or for the appointment of a receiver or trustee, or for any remedy under the GXO Capital Indenture, unless:
•
that holder has previously given to the Trustee written notice of a continuing event of default with respect to such series of GXO Capital Debt Securities;

•
the holders of at least 25% in aggregate principal amount of the outstanding GXO Capital Debt Securities of such series have made written request, and offered indemnity reasonably satisfactory to the Trustee, to the Trustee to institute the proceeding as Trustee; and

•
the Trustee has failed to comply with the request for at least 60 days after receipt of the request and the offer of indemnity, and has not received from the holders of a majority in aggregate principal amount of the outstanding GXO Capital Debt Securities of such series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any GXO Capital Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that GXO Capital Debt Security on or after the due dates expressed in that note and to institute suit for the enforcement of such payment.
If a default occurs and is continuing with respect to any series of GXO Capital Debt Securities and a responsible officer of the Trustee has received written notice thereof at the corporate trust office of the Trustee and such notice references such series of GXO Capital Debt Securities and the GXO Capital Indenture and states that it is a “Notice of Default,” the Trustee shall give notice of the default to the holders of the GXO Capital Debt Securities within 45 days of having received such notice, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of such series of GXO Capital Debt Securities.
We are required to furnish to the Trustee an annual statement as to compliance with all conditions and covenants under the GXO Capital Indenture.
Certain Definitions
The GXO Capital Indenture contains the following defined terms:
“Consolidated Total Assets” means, as of the time of determination, total assets as reflected on GXO’s most recent consolidated balance sheet prepared as of the end of a fiscal quarter in accordance with GAAP which GXO shall have most recently filed with the SEC (or, if GXO is not required to so file, as reflected on GXI’s most recent consolidated balance sheet prepared in accordance with GAAP) prior to the time at which Consolidated Total Assets is being determined. The calculation of Consolidated Total Assets shall give pro forma effect to any acquisition by or disposition of assets of GXO or any of its subsidiaries involving the payment or receipt by GXO or any of its subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter.
“domestic subsidiary” means any subsidiary of GXO of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by GXO directly and/or indirectly and which, at the time of determination, is primarily engaged in contract logistics, other than a subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) all or substantially all of whose assets consist of the capital stock of one or more subsidiaries which are not domestic subsidiaries, (c) a majority of whose voting stock is owned directly or indirectly by one or more subsidiaries of GXO which are not domestic subsidiaries or (d) does not own a principal property.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“indebtedness” means, with respect to any person, debt (other than Non-recourse Obligations) of such person for borrowed money.
“Lien” means any lien, security interest, pledge, mortgage, conditional sale or other title retention agreement or other similar encumbrance.
“Non-recourse Obligation” means indebtedness (A) substantially related to (1) the acquisition of assets not previously owned by GXO or any of its subsidiaries or (2) the financing of a project involving the development or expansion of our properties or properties of any of GXO’s subsidiaries or (B) renewing, refinancing, replacing or extending any of the types of indebtedness referred to in the preceding clause (A), in each case, as to which the obligee with respect to such indebtedness has no recourse to us or our assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof), provided that indebtedness will not fail to qualify as Non-recourse Obligations solely because GXO has indemnified any such obligee against damages resulting from or is otherwise obligated to such obligee in respect of exceptions to non-recourse liability in general usage (as determined in good faith by the board of directors of GXO, or a committee thereof, or any senior officer of GXO) in the relevant industry at the time such indebtedness is incurred (such as fraud, waste, misapplication of funds, failure to maintain insurance coverage, and environmental liability).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“principal property” means the land, improvements, buildings and fixtures constituting any research and development facility or service and support facility that is real property located within the territorial limits of the United States (excluding its territories and possessions and Puerto Rico) owned or leased by GXO or any of its domestic subsidiaries and having a net book value which, on the date of determination as to whether a property is a principal property is being made, exceeds 2% of GXO’s Consolidated Total Assets, other than (a) any such facility as any of GXO’s board of directors (or a committee thereof) determines in good faith is not of material importance to the total business conducted, or assets owned, by us and our subsidiaries, taken as a whole, and (b) our principal corporate offices.
“property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
“SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of the GXO Capital indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“senior officer” of any specified person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.
“subsidiary” means any corporation or other entity of which at least a majority of the outstanding capital stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation or other entity, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by GXO or by one or more of GXO’s subsidiaries, or by GXO and one or more of GXO’s subsidiaries.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or managers of such person (or if such person is a partnership, the board of directors or other governing body of the general partner of such person).
Amendments, Supplements and Waivers
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, we, GXO and the Trustee may amend or supplement the GXO Capital Indenture or the GXO Capital Debt Securities of a series, without notice to or consent of any holder of such series, to:
•
cure any ambiguity or to correct or supplement any provision of the GXO Capital Indenture which may be defective or inconsistent with any other provision in the GXO Capital Indenture or the GXO Capital Debt Securities of any series;

•
comply with the provisions of the GXO Capital Indenture regarding the consolidation or merger of the Company or GXO or the sale, conveyance, transfer, lease or other disposition of all or substantially all of our or GXO’s property;

•
create a series of GXO Capital Debt Securities and establish its terms;

•
provide for uncertificated GXO Capital Debt Securities in addition to or in place of certificated GXO Capital Debt Securities;

•
add a guarantor or obligor in respect of any series of GXO Capital Debt Securities;

•
secure any series of GXO Capital Debt Securities;

•
add to the covenants of GXO or the Company for the benefit of the holders of all or any series of GXO Capital Debt Securities or to surrender any right or power conferred upon GXO or the Company by the GXO Capital Indenture;

•
add any additional events of default for the benefit of holders of all or any series of GXO Capital Debt Securities;

•
comply with requirements of the SEC in order to effect or maintain the qualification of the GXO Capital Indenture under the Trust Indenture Act;

•
evidence and provide for the acceptance of the appointment of a successor trustee with respect to the GXO Capital Debt Securities of one or more series and to add to or change any of the provisions of the GXO Capital Indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such GXO Capital Indenture or supplemental indenture by more than one trustee pursuant to the requirements set forth in the GXO Capital Indenture;

•
make any change that does not adversely affect the rights of any holder in any material respect; or

•
conform the provisions of the GXO Capital Indenture to the final offering document in respect of any series of GXO Capital Debt Securities.

With the exceptions discussed below, we, GXO and the Trustee may amend or supplement the GXO Capital Indenture or the GXO Capital Debt Securities of a series with the written consent of the holders of at least a majority in principal amount of the outstanding GXO Capital Debt Securities of each series affected by the amendment or supplement (voting as one class). In addition, the holders of a majority in principal amount of the outstanding GXO Capital Debt Securities of each series affected by a waiver (voting as one class) may waive any existing default under, or compliance with, any provision of the GXO Capital Debt Securities of each such series or of the GXO Capital Indenture relating to such series, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, GXO Capital Debt Securities.
Without the consent of each holder of GXO Capital Debt Securities affected, we, GXO and the Trustee may not:
•
change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, such GXO Capital Debt Securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•
make any change to the provision of the GXO Capital Indenture relating to the waiver of past defaults, except to increase the percentage in principal amount of GXO Capital Debt Securities of any series the consent of whose holders is required for any waiver or to provide that certain other provisions of the GXO Capital Indenture cannot be modified or waived without the consent of the holder of each outstanding GXO Capital Debt Securities affected thereby;

•
waive a continuing default or event of default in the payment of principal of or interest on any GXO Capital Debt Security or a continuing default of event of default in respect of a covenant or a provision in the GXO Capital Indenture that cannot be modified or amended with the consent of all holders of the applicable GXO Capital Debt Securities; or

•
reduce the percentage in principal amount of GXO Capital Debt Securities of any series the consent of whose holders is required for any amendment, supplement or waiver.

Any authorizing resolutions, officer’s certificate or supplemental indenture which changes or eliminates any covenant or other provision of the GXO Capital Indenture which shall have been included expressly and solely for the benefit of one or more particular series of GXO Capital Debt Securities, or which modifies the rights of the holders of GXO Capital Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights of the holders of GXO Capital Debt Securities of any other series.
The right of any holder of GXO Capital Debt Securities to participate in any consent required or sought pursuant to any provision of the GXO Capital Indenture, and our and GXO’s obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of GXO Capital Debt Securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the GXO Capital Indenture.
Satisfaction and Discharge
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, the GXO Capital Indenture will be discharged and will cease to be of further effect as to all outstanding GXO Capital Debt Securities of any series (except as to any surviving rights of conversion or transfer or exchange of any GXO Capital Debt Securities of such series expressly provided for in the GXO Capital Indenture or in the form of GXO Capital Debt Security for such series), and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging such satisfaction and discharge of the GXO Capital Indenture with respect to such series of GXO Capital Debt Securities, when:
(1)
all GXO Capital Debt Securities of such series theretofore authenticated and delivered (other than GXO Capital Debt Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in the GXO Capital Indenture and GXO Capital Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the GXO Capital Indenture) have been delivered to the Trustee for cancellation in accordance with the terms of the GXO Capital Indenture, or, if not delivered to the Trustee, such GXO Capital Debt Securities of such series (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in the case of clauses (1)(A), (B) and (C) above, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose an amount of money in the currency in which the GXO Capital Debt Securities of such series are payable or government obligations or a combination thereof sufficient (in the case of government obligations or a combination of money and government obligations, in the opinion of a nationally recognized firm of independent public accountants) to pay and discharge the entire indebtedness on the GXO Capital Debt Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the GXO Capital Debt Securities of such series, on the date of such deposit or to the maturity or redemption date, as the case may be; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the stated maturity or the redemption date calculated as of the date of the deposit, with any deficit on the stated maturity or redemption date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the stated maturity or redemption date, as applicable; provided, further, any Applicable Deficit shall be set forth in an officer’s certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the stated maturity or on the redemption date, as applicable;
(2)
the Company has paid or caused to be paid all other sums payable under the GXO Capital Indenture by the Company;

(3)
the Company has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the GXO Capital Debt Securities of such series at maturity or redemption, as the case may be; and

(4)
the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel (as specified in the GXO Capital Indenture).

Legal Defeasance and Covenant Defeasance
The Company may, unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, at its option and at any time, elect either “legal defeasance” or “covenant defeasance” be applied to the GXO Capital Debt Securities of any series as described below:
(a)
The Company and GXO shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding GXO Capital Debt Securities of such series on the date the applicable conditions set forth below are satisfied (“legal defeasance”). Legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding GXO Capital Debt Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of certain limited sections and matters under the GXO Capital Indenture, and the Company and GXO shall be deemed to have satisfied all of their other respective obligations under the GXO Capital Debt Securities of such series and the GXO Capital Indenture insofar as such GXO Capital Debt Securities are concerned, subject to certain exceptions set forth in the GXO Capital Indenture.

(b)
The Company and GXO shall be released and discharged from their respective obligations under the covenants described under the sections of the prospectus captioned “Merger, Consolidation or Sales of Assets” and “Limitation on Liens” and Section 4.05 of the GXO Capital Indenture with respect to such series of GXO Capital Debt Securities on and after the date the conditions set forth below are satisfied (“covenant defeasance”), and the Company and GXO may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, and such omission to comply shall not constitute a default or an event of default with respect to such series of GXO Capital Debt Securities.

The following shall be the conditions to the application of either legal defeasance or covenant defeasance of any series of GXO Capital Debt Securities:
(1)
The Company shall have, or have caused to be, irrevocably deposited in trust with the Trustee (or another qualifying trustee) money in the currency in which the GXO Capital Debt Securities of such series are payable or government obligations or a combination thereof in such amounts and at such times as are sufficient (in the case of government obligations or a combination of money and government obligations, in the opinion of a nationally recognized firm of independent public accountants), to pay the principal of and interest on the outstanding GXO Capital Debt Securities of such series to maturity or redemption;

(2)
No default or event of default (other than a default or event of default resulting from non-compliance with any covenant from which the Company or GXO, as applicable, is released upon effectiveness of such legal defeasance or covenant defeasance, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;

(3)
Such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or GXO, as applicable, is a party or by which it or any of its property is bound;

(4)
(i) In the case of legal defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the issue date pertaining to such series of GXO Capital Debt Securities, there has been a change in the applicable U.S. federal income tax law, in either case stating that, and based thereon such opinion of counsel shall state that, or (ii) in the case of covenant defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States stating that, in the case of clauses (i) and (ii), and subject to customary assumptions and exclusions, holders of the GXO Capital Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(5)
The Company shall have delivered to the Trustee an officer’s certificate, stating that the deposit made under clause (1) was not made by the Company with the intent of preferring the holders of the GXO Capital Debt Securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(6)
The Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all such conditions precedent relating to defeasance have been complied with.

Governing Law
The GXO Capital Indenture provides that the GXO Capital Indenture and the GXO Capital Debt Securities of each series shall be governed by and construed in accordance with the laws of the State of New York.
Jurisdiction
The GXO Capital Indenture provides that the Company and the Trustee, and each holder of a GXO Capital Debt Security by its acceptance thereof, (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, over any suit, action or proceeding arising out of or relating to the GXO Capital Indenture and (ii) to the fullest extent permitted by applicable law, irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

The Trustee
The GXO Capital Indenture provides that, except during the continuance of an event of default, the Trustee need perform only such duties as are specifically set forth in the GXO Capital Indenture. During the existence of an event of default with respect to GXO Capital Debt Securities of any series, the Trustee must, prior to the receipt of direction from the holders of a majority in principal amount of the GXO Capital Debt Securities of such series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
GXO, GXO Capital, or any of the selling securityholders may sell the securities offered by this prospectus and applicable prospectus supplements:
•
to or through underwriters, brokers or dealers;

•
in short or long transactions;

•
through agents;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
directly to purchasers;

•
through a combination of any such methods of sale; or

•
through any other methods described in a prospectus supplement.

If underwriters are used to sell securities, GXO or GXO Capital, as applicable, will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from GXO or GXO Capital, as applicable, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.
The applicable prospectus supplement relating to an offering of securities will set forth:
•
the offering terms, including the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities being offered and the proceeds to GXO or GXO Capital, if any, from such sale;

•
any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any initial public offering price;

•
any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;

•
in the case of the Debt Securities or the GXO Capital Debt Securities, the interest rate, maturity and redemption provisions;

•
details regarding overallotment options under which underwriters may purchase additional securities from GXO or GXO Capital, if any;

•
the securities exchanges on which the securities may be listed, if any; and

•
any other information GXO or GXO Capital thinks is important.

If underwriters or dealers are used in the sale, the securities may be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the NYSE:
•
at a fixed price or prices that may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
GXO or GXO Capital may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with GXO or GXO Capital, as applicable, including, without limitation, in connection with distributions of the securities by those broker-dealers. GXO or GXO Capital may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. GXO or GXO Capital may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
Securities may be sold directly by GXO or GXO Capital or through agents designated by GXO or GXO Capital from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by GXO or GXO Capital to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, GXO or GXO Capital will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from GXO or GXO Capital at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. Institutions to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by GXO or GXO Capital, as applicable. The underwriters and other persons soliciting such contracts will have no responsibility for the validity of such arrangements or the performance of GXO or GXO Capital, as applicable, or such institutions thereunder.
Underwriters, dealers and agents may be entitled under agreements entered into with GXO or GXO Capital to be indemnified by GXO or GXO Capital against certain civil liabilities, including liabilities under the Securities Act, or to contribution by GXO or GXO Capital to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement and will be subject to the restrictions and limitations contained in the applicable provisions, if any, of applicable law and the Company Certificate and the organizational documents of GXO Capital. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for GXO or GXO Capital in the ordinary course of business, for which they receive compensation. However, any possible conflicts of interest of any underwriter, dealer or agent will be disclosed in the applicable prospectus supplement.
Any underwriters to whom securities are sold by GXO or GXO Capital for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from GXO or GXO Capital in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.
Each series of offered securities will be a new issue, other than the shares of Common Stock, which are listed on the NYSE. GXO or GXO Capital may elect to list any series of offered securities on an exchange, and in the case of the Common Stock, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, neither GXO nor GXO Capital shall be obligated to do so.

WHERE YOU CAN FIND MORE INFORMATION
GXO files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains information GXO has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. In addition, documents filed with the SEC by GXO will be available free of charge by accessing GXO’s website at https://investors.gxo.com under the heading “Financial Information” or, alternatively, by directing a request by mail or telephone to GXO Logistics, Inc. at Two American Lane, Greenwich, Connecticut 06831, (203) 489-1287. The web addresses of the SEC and GXO are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those web sites is not part of this prospectus.
This prospectus is part of a registration statement on Form S-3 that has been filed with the SEC relating to the securities being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information that is included in the registration statement and the accompanying exhibits and schedules GXO has filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about GXO and GXO Capital and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.
This prospectus does not contain or incorporate by reference separate financial statements for GXO Capital because GXO Capital is a subsidiary of GXO that is indirectly wholly-owned by GXO, and GXO files consolidated financial information under the Exchange Act. The financial condition, results of operations and cash flows of GXO Capital are consolidated in the financial statements of GXO.
The SEC allows issuers to “incorporate by reference” the information filed with it, which means that GXO and GXO Capital can disclose important information to you by referring you to those documents. The information GXO and GXO Capital incorporate by reference is an important part of this prospectus, and later information that GXO and GXO Capital file with the SEC (other than information furnished and not filed under Item 2.02 or 7.01 in current reports on Form 8-K) will automatically update and supersede this information. The following documents are incorporated by reference into this prospectus:
•
GXO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 18, 2025;

•
GXO’s Definitive Proxy Statement on Schedule 14A, filed on April 17, 2025 (solely to the extent specifically incorporated by reference into GXO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 18, 2025);

•
GXO’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 8, 2025, August 6, 2025 and November 6, 2025, respectively;

•
GXO’s Current Reports on Form 8-K filed with the SEC on February 18, 2025, May 15, 2025, June 20, 2025 (Film No.: 251059248; Item 5.02 only), July 31, 2025 (Item 5.02 only), August 5, 2025 (Film No.: 251185988) and October 29, 2025 (Item 5.02 only); and

•
GXO’s Description of Common Stock (incorporated by reference to Exhibit 4.5 of GXO’s Annual Report on Form 10-K filed with the SEC on February 17, 2022).

GXO and GXO Capital also incorporate by reference any future filings they make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein may contain summaries of certain agreements that GXO or GXO Capital have filed as exhibits to various SEC filings, as well as certain agreements that GXO or GXO Capital will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.

Copies of the definitive agreements will be made available without charge to you by making a written or oral request at the following address:
GXO Logistics, Inc.
Two American Lane
Greenwich, CT 06831
Attention: Secretary
Telephone: (203) 489-1287
You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS
Unless otherwise specified in any prospectus supplement, certain matters with respect to the validity of the offered securities will be passed upon for GXO and/or GXO Capital by Wachtell, Lipton, Rosen & Katz, New York, New York, and particular matters with respect to Dutch law will be passed upon by Baker & McKenzie Amsterdam N.V. Additional legal matters may be passed upon for us, any selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of GXO Logistics, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2024, contains an explanatory paragraph that states the Company acquired Wincanton plc. during 2024, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, Wincanton plc.’s internal control over financial reporting associated with approximately 9.9% of total assets, excluding associated goodwill and intangible assets, and approximately 11.8% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2024.

GXO Logistics Capital B.V.
    % Senior Notes due 20
Fully and Unconditionally Guaranteed by
GXO Logistics, Inc.

PROSPECTUS SUPPLEMENT
November   , 2025

Joint Book-Running Managers
Barclays	Deutsche Bank	Goldman Sachs & Co. LLC